                                                                    EXHIBIT 10.5

                             REVOLVING CREDIT AND
                      LETTER OF CREDIT ISSUANCE AGREEMENT



                                 By and Among



                       THE CARBIDE/GRAPHITE GROUP, INC.,
                                  as Borrower


                                      and


                    THE FINANCIAL INSTITUTIONS PARTY hereto

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
                                   as Agent


                                      and


                        PNC BANK, NATIONAL ASSOCIATION,
                                 as L/C Issuer



                        Dated as of September 25, 1997

                               TABLE OF CONTENTS
                               -----------------


SCHEDULES...................................................................   v

EXHIBITS....................................................................  vi

ARTICLE I  CERTAIN DEFINITIONS..............................................   1
  1.01.  Certain Definitions................................................   1
  1.02.  Construction.......................................................  21
  1.03.  Accounting Principles..............................................  21

ARTICLE II  REVOLVING CREDIT FACILITY.......................................  22
  2.01.  Revolving Credit Commitments.......................................  22
  2.02.  Nature of Lenders' Obligations with Respect to Revolving
          Credit Loans......................................................  23
  2.03.  Commitment Fee.....................................................  23
  2.04   Reductions of Revolving Credit Commitment..........................  24
  2.05.  Revolving Credit Loan Requests.....................................  25
  2.06.  Making Revolving Credit Loans......................................  25
  2.07.  Notes and Interest Rates Provisions................................  26
  2.08.  Interest Payments, Interest Rates and Certain Related
          Payments Pertaining to the Revolving Credit Loans.................  26
  2.09.  Prepayments; Allocation of Repayments..............................  30
  2.10.  Yield Protection...................................................  31
  2.11.  Special Provisions Relating to the Euro-Rate Option................  33
  2.12.  Capital Adequacy...................................................  35
  2.13.  Swingline Loans....................................................  35
  2.14   Loan Account.......................................................  36
  2.15.  All Advances to Constitute One Loan................................  36
  2.16.  Use of Proceeds....................................................  37
  2.17.  Letter of Credit Subfacility.......................................  37
  2.18.  Taxes..............................................................  42
  2.19.  Payments...........................................................  43

ARTICLE III  SET-OFF, ACCOUNT, SECURITY INTERESTS...........................  44

  3.01.  Set-Off............................................................  44
  3.02.  Loan Disbursement Account..........................................  44
  3.03.  Assigned Collateral................................................  44
  3.04.  Designation of Class A Subsidiary Guarantors; Subsidiary
          Assigned Collateral...............................................  44

  3.05.  Further Cooperation................................................  45

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..................................  46
  4.01.  Organization and Qualification.....................................  46
  4.02.  Capitalization and Ownership.......................................  47
  4.03.  Subsidiaries.......................................................  47
  4.04.  Power and Authority................................................  47
  4.05.  Validity and Binding Effect........................................  47
  4.06.  No Conflict........................................................  47
  4.07.  Litigation.........................................................  48
  4.08.  Financial Statements...............................................  48
  4.09.  Margin Stock.......................................................  48
  4.10.  Full Disclosure....................................................  49
  4.11.  Tax Returns and Payments...........................................  49
  4.12.  Consents and Approvals.............................................  49
  4.13.  No Event of Default; Compliance with Instruments...................  50
  4.14.  Compliance with Laws...............................................  50
  4.15.  Investment Company; Public Utility Holding Company.................  50
  4.16.  Plans and Benefit Arrangements.....................................  50
  4.17.  Title to Properties................................................  52
  4.18.  Insurance..........................................................  52
  4.19.  Employment Matters.................................................  52
  4.20.  Environmental Matters..............................................  52
  4.21.  Senior Debt Status.................................................  54
  4.22.  Solvency of Borrower...............................................  54
  4.23.  Burdensome Restrictions............................................  54
  4.24.  Brokers............................................................  54
  4.25.  Liens..............................................................  54
  4.26.  No Material Adverse Change.........................................  55

ARTICLE V  CONDITIONS OF LENDING OR ISSUANCE OF LETTER OF CREDIT............  55
  5.01.  Conditions to Initial Borrowings...................................  55
  5.02.  Each Additional Revolving Credit Loan or Issuance of a Letter
          of Credit.........................................................  59
  5.03.  Location of Closing................................................  59

ARTICLE VI  AFFIRMATIVE COVENANTS...........................................  60
  6.01.  Preservation of Existence, etc.....................................  60
  6.02.  Reporting Requirements.............................................  60
  6.03.  Notices Regarding Plans and Benefit Arrangements...................  63

  6.04.  Payment of Liabilities, Including Taxes, etc.......................  65
  6.05.  Maintenance of Insurance...........................................  65
  6.06.  Maintenance of Properties and Leases...............................  65
  6.07.  Maintenance of Permits and Franchises..............................  65
  6.08.  Visitation Rights..................................................  66
  6.09.  Keeping of Records and Books of Account............................  66
  6.10.  Plans and Benefit Arrangements.....................................  66
  6.11.  Compliance with Laws...............................................  66
  6.12.  Use of Proceeds....................................................  66
  6.13.  Environmental Laws.................................................  67
  6.14.  Senior Debt Status.................................................  67

ARTICLE VII  NEGATIVE COVENANTS.............................................  67
  7.01.  Indebtedness.......................................................  68
  7.02.  Liens..............................................................  69
  7.03.  Loans, Acquisitions and Investments................................  69
  7.04.  Liquidations, Mergers and Consolidations...........................  70
  7.05.  Dispositions of Assets or Subsidiaries.............................  70
  7.06.  Affiliate Transactions.............................................  71
  7.07.  Subsidiaries, Partnerships and Joint Ventures......................  71
  7.08.  Continuation of or Change in Business..............................  72
  7.09.  Plans and Benefit Arrangements.....................................  72
  7.10.  Fiscal Year........................................................  73
  7.11.  Changes in Organizational Documents................................  73
  7.12.  Minimum Consolidated Tangible Net Worth............................  73
  7.13.  Interest Coverage..................................................  73
  7.14.  Leverage Ratio.....................................................  73
  7.15   Operating Leases...................................................  73
  7.16.  Limitation on Negative Pledge Clauses..............................  73
  7.17.  No Changes.........................................................  74

ARTICLE VIII  DEFAULT.......................................................  74
  8.01.  Events of Default..................................................  74
  8.02.  Consequences of Event of Default...................................  78

ARTICLE IX  THE AGENT.......................................................  80
  9.01.  Appointment and Grant of Authority.................................  80
  9.02.  Delegation of Duties...............................................  80
  9.03.  Reliance by Agent on Lenders for Funding...........................  80

  9.04.  Non-Reliance on Agent..............................................  81
  9.05.  Responsibility of Agent and Other Matters..........................  81
  9.06.  Actions in Discretion of Agent; Instructions from the Lenders......  82
  9.07.  Indemnification....................................................  83
  9.08.  Agent's Rights as a Lender.........................................  83
  9.09.  Notice of Default..................................................  83
  9.10.  Payment to Lenders.................................................  83
  9.11.  Holders of Notes...................................................  84
  9.12.  Equalization of Lenders............................................  84
  9.13.  Successor Agent....................................................  85
  9.14.  Calculations.......................................................  85
  9.15.  Beneficiaries......................................................  85

ARTICLE X  GENERAL PROVISIONS...............................................  86
 10.01.  Amendments and Waivers.............................................  86
 10.02.  Taxes..............................................................  87
 10.03.  Costs and Expenses, etc............................................  87
 10.04.  Notices............................................................  88
 10.05.  Participation and Assignment.......................................  89
 10.06.  Successors and Assigns.............................................  92
 10.07.  No Implied Waivers; Cumulative Remedies; Writing Required..........  92
 10.08.  Severability.......................................................  92
 10.09.  Indemnity..........................................................  93
 10.10.  Confidentiality....................................................  93
 10.11.  Survival...........................................................  94
 10.12.  GOVERNING LAW......................................................  94
 10.13.  FORUM..............................................................  94
 10.14.  Non-Business Days..................................................  95
 10.15.  Integration........................................................  95
 10.16.  Headings...........................................................  95
 10.17.  Counterparts.......................................................  95
 10.18.  Funding by Branch, Subsidiary or Affiliate.........................  96
 10.19.  WAIVER OF JURY TRIAL...............................................  96

                                   SCHEDULES
                                   ---------


Schedule 1.01(a)   Lenders
Schedule 2.17(j)   Assumed Letters of Credit
Schedule 4.01      Jurisdictions of Incorporation and Qualification of
                    Borrower
Schedule 4.02      Capital Stock Options
Schedule 4.03      Interests in Subsidiaries and Other Entities
Schedule 4.07      Litigation
Schedule 4.11      Agreements Concerning Tax Returns
Schedule 4.12      Consents and Approvals
Schedule 4.16      Plans and Benefit Arrangements
Schedule 4.20      Environmental Matters
Schedule 5.01(b)   Jurisdictions of Organization and Qualification of
                    Subsidiary Guarantor
Schedule 7.01      Permitted Indebtedness
Schedule 7.03      Other Investments
Schedule 7.06      Affiliate Transaction

                                 EXHIBITS
                                 --------


Exhibit "A-1"   Form of Revolving Credit Note
Exhibit "A-2"   Form of Swingline Note
Exhibit "B"     Form of Borrower Security Agreement
Exhibit "C-1"   Form of Application and Agreement for Letter of Credit
Exhibit "C-2"   Form of Reimbursement Agreement
Exhibit "D"     Form of Loan Request
Exhibit "E"     Form of Assignment and Assumption Agreement
Exhibit "F"     Form of Compliance Certificate
Exhibit "G"     Form of Opinion of Counsel
Exhibit "H"     Form of UCC-1 for Borrower
Exhibit "I"     Form of Subsidiary Guaranty
Exhibit "J"     Form of Subsidiary Security Agreement
Exhibit "K"     Form of UCC-1 for Subsidiary Guarantor
Exhibit "L"     Form of Subordination Agreement

                             REVOLVING CREDIT AND
                      LETTER OF CREDIT ISSUANCE AGREEMENT


     THIS REVOLVING CREDIT AND LETTER OF CREDIT ISSUANCE AGREEMENT, dated as of September 25, 1997, made by and among THE CARBIDE/GRAPHITE GROUP, INC., a Delaware corporation (as more fully defined below, the "Borrower"), and the Lenders (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as L/C Issuer (as hereinafter defined) and as agent for the L/C Issuer and the Lenders under this Agreement (in such capacity, as more fully defined below, the "Agent").


                                 WITNESSETH:

     WHEREAS, the Borrower has requested the Lenders to make available to the Borrower Revolving Credit Loans in an aggregate principal amount not exceeding One Hundred and Twenty-Five Million Dollars ($125,000,000) at any one time outstanding; and the Borrower has requested the Lenders to provide for the issuance for the account of the Borrower Letters of Credit with an aggregate Stated Amount not exceeding Fifteen Million Dollars ($15,000,000) at any one time outstanding; provided that at no time will Total Utilization exceed One Hundred and Twenty-Five Million ($125,000,000); and

     WHEREAS, the Lenders are willing to make the Revolving Credit Loans available to the Borrower upon the terms and conditions hereinafter set forth; and the L/C Issuer is willing to issue Letters of Credit for the account of the Borrower upon the terms and conditions hereinafter set forth; and the Lenders are willing to purchase risk participations with respect to each Letter of Credit issued by the L/C Issuer hereunder upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual covenants and agreements hereinafter set forth, and other valuable consideration, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS
                              -------------------


     1.01.  Certain Definitions.  In addition to words and terms defined
            -------------------
elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

     Affiliate of any Person shall mean any other Person (i) which owns
     ---------
beneficially, directly or indirectly, 10% or more of the outstanding voting securities of such Person, or which is otherwise in control of such Person, or
(ii) which is otherwise controlled by any entity described in clause (i) above; provided that for purposes of this definition the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

     Agent shall mean PNC Bank, National Association, a national banking
     -----
association organized under the laws of the United States of America, in its capacity as agent for the L/C Issuer and the Lenders pursuant to this Agreement, and its successors in such capacity.

     Agent's Fee shall mean the fee due the Agent in its capacity as Agent as
     -----------
more fully set forth in that certain letter agreement by and between the Agent and the Borrower dated August 15, 1997.

     Agreement shall mean this Revolving Credit and Letter of Credit Issuance
     ---------
Agreement as the same may be supplemented or amended from time to time including all schedules and exhibits hereto.

     Applicable Commitment Fee shall have the meaning ascribed to it in Section
     -------------------------
2.03 of this Agreement.

     Applicable Euro-Rate Margin shall have the meaning ascribed to it in
     ---------------------------
Section 2.08(b)(ii) of this Agreement.

     Applicable Letter of Credit Fee shall have the meaning ascribed to it in
     -------------------------------
Section 2.17(b) of this Agreement.

     Application and Agreement for Letter of Credit shall mean an application
     ----------------------------------------------
and agreement for either a standby letter of credit or for an amendment thereto substantially in the form of Exhibit "C-1" hereto.
                             -------------

     Assigned Collateral shall mean "Assigned Collateral" as described in the
     -------------------
Security Agreement.

     Assignment and Assumption Agreement shall mean an Assignment and Assumption
     -----------------------------------
Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as the Agent and on behalf of the remaining Lenders, as consented and agreed to by the Borrower, substantially in the form of Exhibit "E" hereto.
                                              -----------

     Assignment Fee shall mean the fee described in Section 10.05(b).
     --------------

     Authorized Officer shall mean those persons designated initially in the
     ------------------
several incumbency certificates delivered pursuant to Section 5.01 hereof by the Borrower or a Subsidiary Guarantor, as the case may be. The Borrower, or a Subsidiary Guarantor, as the case may be, may amend such list of persons from time to time by giving written notice of such amendment to the Agent.

     Availability shall mean, as of any time of determination either (i) the
     ------------
positive difference between the aggregate Revolving Credit Commitments and Total Utilization, if the aggregate Revolving Credit Commitments is greater than Total Utilization at such time, or (ii) zero, if the aggregate Revolving Credit Commitments is less than or equal to Total Utilization at such time.

     Base Rate shall mean, the greater of (i) the Prime Rate, or (ii) the
     ---------
Federal Funds Effective Rate plus fifty basis points (1/2 of 1%) per annum.

     Base Rate Option shall mean the interest rate option described in Section
     ----------------
2.08(b)(i) hereof.

     Base Rate Portion shall mean the portion of the Revolving Credit Loans or
     -----------------
the Swingline Loan which bears, or is to bear, interest under the Base Rate Option.

     Benefit Arrangement shall mean at any time an "employee benefit plan",
     -------------------
within the meaning of Section 3(3) of ERISA, which is neither a Plan or a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to, by any member of the ERISA Group.

     Borrower shall mean The Carbide/Graphite Group, Inc., a corporation
     --------
organized and existing under the laws of the State of Delaware and its successors and permitted assigns.

     Borrowing Date shall mean, with respect to any Revolving Credit Loan or the
     --------------
Swingline Loan, the date for the making thereof, which shall be a Business Day.

     Business Day shall mean (i) any day other than a Saturday or Sunday or a
     ------------
legal holiday on which commercial banks in Pittsburgh, Pennsylvania are authorized or required to be closed under the laws of the Commonwealth of Pennsylvania, federal law or other applicable Law of an Official Body, and (ii) if the applicable Business Day relates to any day for the determination of any Euro-Rate, any day that satisfies the conditions of clause (i) above provided that such day is a day on which dealings in Dollar deposits are carried on in the London interbank market.

     Capital Adequacy Event shall have the meaning ascribed to it in Section
     ----------------------
2.12 hereof.

     Capital Compensation Amount shall have the meaning ascribed to it in
     ---------------------------
Section 2.12 hereof.

     Capital Stock shall mean any and all shares, of any class (however
     -------------
designated) of capital stock of a corporation.

     Cash Collateral Account shall have the meaning ascribed to it in Section
     -----------------------
8.02(e) hereof.

     Cash Interest Expense means for the Borrower and its Subsidiaries for any
     ---------------------
period, gross interest expense for such period net of any interest income for such period plus any interest capitalized during such period and excluding from the calculation of gross interest expense any amortization of capitalized fees (all of the foregoing determined on a consolidated basis and in accordance with GAAP).

     Cash Equivalents shall mean (i) securities issued or directly and fully
     ----------------
guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) time deposits, certificates of deposit and eurodollar time deposits with maturities of not more than six months from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than thirty days for underlying securities of any of the types described in clause
(i) or (ii) and entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper maturing in 180 days or less rated not lower than A-1 by S&P or P-1 by Moody's on the date of acquisition, and (v) interests in pooled investment funds the assets of which are invested in investments referred to in clauses (i) through (iv) above.

     Class A Subsidiary Guarantor shall mean Seadrift Coke, L.P., a Texas
     ----------------------------
limited partnership and each other directly or indirectly owned Subsidiary of the Borrower designated by the Lenders as a "Class A Subsidiary Guarantor" pursuant to Section 3.04 hereof.

     Closing shall mean the execution and delivery of this Agreement and the
     -------
other Loan Documents by the parties hereto and thereto on the Closing Date.

     Closing Date shall mean September 25, 1997.
     ------------

     Commitment Fee shall have the meaning ascribed to it in Section 2.03
     --------------
hereof.

     Compliance Certificate shall mean a certificate executed by the chief
     ----------------------
financial officer or the controller of the Borrower, substantially in the form of Exhibit "F" hereto.
   -----------

     Consolidated Intangible Assets shall mean, with respect to the Borrower and
     ------------------------------
its Subsidiaries, all assets properly classified as intangible assets under GAAP, including without limitation goodwill, patents, copyrights, trademarks, trade names, franchises, licenses, organization costs and deferred charges.

     Consolidated Net Worth shall mean stockholders' equity of the Borrower and
     ----------------------
its Subsidiaries determined on a consolidated basis, as determined in accordance with GAAP consistently applied.

     Consolidated Tangible Net Worth shall mean the remainder determined by
     -------------------------------
subtracting from Consolidated Net Worth the aggregate amount of Consolidated Intangible Assets.

     Consolidated Total Indebtedness shall mean the Indebtedness of the Borrower
     -------------------------------
and its subsidiaries determined on a consolidated basis in accordance with GAAP, consistently applied; provided however, that for the purpose of this definition Indebtedness described in items (iv), (v) and (vi) of Section 7.01 shall be excluded.

     Consolidated Total Indebtedness to EBITDA Ratio shall mean, as of any date
     -----------------------------------------------
of determination, the ratio of the Borrower's Consolidated Total Indebtedness as of the end of the Borrower's most recently completed Fiscal Quarter to the Borrower's EBITDA for the Borrower's four most recently completed Fiscal Quarters treated as a single accounting period.

     Default shall mean any event or condition which with notice or passage of
     -------
time or both of the foregoing, would constitute an Event of Default.

     Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of
     -----------------------------                -
the United States of America.

     EBITDA shall mean, for any period, the consolidated net income (or net
     ------
loss) of the Borrower for such period as determined in accordance with GAAP, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii)
----
Interest Expense, (iv) total income tax expense, (v) extraordinary or unusual losses (including after tax losses on sales of assets outside of the ordinary course of business and not otherwise included in GAAP extraordinary or unusual losses), (vi) other non-cash charges, and (vii) the net loss of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to the Borrower, less (b) the sum
                                                               ----
of (i) extraordinary or unusual gains (including after tax gains on sales of assets outside of the ordinary course of business and not otherwise included in GAAP extraordinary or unusual gains), (ii) other non-cash credits, and (iii) the net income of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to the Borrower.

     Environmental Complaint shall mean any written complaint setting forth a
     -----------------------
cause of action for personal or property damage or equitable relief, or any order, notice of violation or citation issued pursuant to any Environmental Laws by an Official Body or arising out of, or issued pursuant to, any Environmental Laws or any Environmental Conditions.

     Environmental Conditions shall mean any conditions of the environment,
     ------------------------
including, without limitation, the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.

     Environmental Laws shall mean all federal, state and local laws and
     ------------------
regulations, including permits, orders, judgments, consent decrees issued, or entered into by Borrower or a Subsidiary of the Borrower, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as
     -----
the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, in each case as from time to time in effect.

     ERISA Group shall mean, at any time, the Borrower and all members of a
     -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     Euro-Rate shall mean for any day, as used herein, for each segment of the
     ---------
Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or an appropriate successor, or, if the British Bankers' Association or its successor ceases to provide such quotes a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Euro-Rate Interest Period in an amount comparable to such Euro-Rate Portion for such Euro-Rate Interest Period and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                      Telerate page 3750 quoted by British
     Euro-Rate  =  Banker's Association or appropriate successor
                   ---------------------------------------------
                       1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

     Euro-Rate Interest Period shall mean any individual period equal to be one
     -------------------------
(1), two (2), three (3) or six (6) months selected by the Borrower commencing on the Borrowing Date, a conversion date or a renewal date of a Euro-Rate Portion to which such period shall apply.

     Euro-Rate Option shall mean the interest rate option described in Section
     ----------------
2.08b(ii) hereof.

     Euro-Rate Portion shall mean each portion of the Revolving Credit Loans
     -----------------
which bears, or is to bear, interest under the Euro-Rate Option; and the term Euro-Rate Portions shall mean collectively all such portions of the Revolving
------------------
Credit Loans which bear, or are to bear, interest under the Euro-Rate Option.

     Euro-Rate Reserve Percentage shall mean for any day the percentage
     ----------------------------
(expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) for the Agent with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D promulgated by the Federal Reserve Board).

     Event of Default shall have the meaning ascribed to it in Section 8.01
     ----------------
hereof.

     Expiration Date shall mean September 30, 2002, or such later date as
     ---------------
determined by the Lenders in accordance with Section 2.01(b).

     Federal Bankruptcy Code shall mean the bankruptcy code of the United States
     -----------------------
of America codified in Title 11 of the United States Code, as from time to time amended or supplemented.

     Federal Funds Effective Rate shall mean for any day the rate per annum
     ----------------------------
(based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day (or if such day is not a Business Day, the previous Business Day) as being the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement.

     Federal Reserve Board shall mean the Board of Governors of the United
     ---------------------
States Federal Reserve System as constituted from time to time.

     Fee shall mean any of the Commitment Fee, the Letter of Credit Fee, the L/C
     ---
Fronting Fee, the Underwriting Fee and the Agent's Fee.

     Fiscal Quarter shall mean each three month fiscal period of the Borrower
     --------------
beginning respectively on each August 1, November 1, February 1 and May 1 during the term hereof and ending on the immediately succeeding October 31, January 31, April 30 and July 31.

     Fiscal Year shall mean each 12-month fiscal period of the Borrower
     -----------
beginning August 1 and ending on the immediately succeeding July 31.

     GAAP shall mean, subject to the provisions of Section 1.03 hereof,
     ----
generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be recognized by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     Guaranty or Guarantee shall mean any obligation, direct or indirect, by
     ---------------------
which a Person undertakes to guaranty, assume or remain liable for the payment of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay upon a second Person's failure to pay, (iv) agreements to maintain the capital, working capital solvency or general financial condition of a second Person and (v) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the non-delivery of such products, materials or supplies or the non-furnishing of such services.

     Indebtedness shall mean as to any person at any time, any and all
     ------------
indebtedness, obligations or liabilities of such person for or in respect of:
(i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, hedging contracts, interest rate swap, cap, collar or floor agreement or other interest rate management device, raw materials management device or commodities management device (except raw materials or commodity management devices entered into in the ordinary course of business), (iv) any forward sale or purchase agreements, capitalized leases or conditional sales agreements having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business), or (v) any Guaranty of any of the foregoing.

     Indenture shall mean that certain Indenture dated as of August 26, 1993,
     ---------
as amended, by and between the Borrower and State Street and Trust Company concerning the issuance of the 11.5% senior notes due September 1, 2003, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     Interest Expense shall mean interest expense, as determined in accordance
     ----------------
with GAAP, as appearing on the Borrower's financial statements.

     Interest Hedge Agreement shall mean any interest rate swap agreement,
     ------------------------
interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates.

     Interest Payment Date shall have the meaning ascribed to it in Section 2.08
     ---------------------
hereof.

     Interest Rate Option shall mean the Euro-Rate Option or Base Rate Option.
     --------------------

     Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the
     ---------------------
same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     Inventory shall mean, with respect to the Borrower or any Subsidiary
     ---------
Guarantor, any and all now owned or hereafter acquired goods, merchandise, raw material, work-in-process and finished goods inventory and other tangible personal property intended for sale or lease and all materials and supplies which are used or consumed in selling or furnishing such goods, merchandise or other personal property, in the custody or possession, actual or constructive, of the Borrower or any Subsidiary Guarantor, as the case maybe, including such inventory as is on consignment to third parties, leased to customers of the Borrower or any Subsidiary Guarantor, as the case maybe, or otherwise temporarily out of the custody or possession of the Borrower or any Subsidiary Guarantor, as the case maybe.

     L/C Fronting Fee shall have the meaning ascribed to it in Section 2.17(b)
     ----------------
of this Agreement.

     L/C Issuer shall mean PNC Bank, National Association, as the issuer of
     ----------
Letters of Credit pursuant to Section 2.17, and any successor to PNC Bank, National Association as the issuer of Letters of Credit hereunder.

     Labor Contracts shall have the meaning ascribed to it in Section 4.19
     ---------------
hereof.

     Law shall mean any law (including common law), constitution, statute,
     ---
treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

     Lender Obligations shall mean collectively, (i) all unpaid principal and
     ------------------
accrued and unpaid interest under the Revolving Credit Loans and the Swingline Loan, (ii) all accrued and unpaid Fees hereunder or under any of the other Loan Documents, (iii) the face amount of all Letters of Credit then outstanding, together with all Unreimbursed L/C Draws and all accrued and unpaid interest on such Unreimbursed L/C Draws, (iv) the actual (as opposed to nominal) credit exposure determined in accordance with standard industry practices to any Lender or Affiliate of a Lender under an Interest Hedge Agreement between such Person and the Borrower, (v) any other amounts payable hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, fees, costs, expenses, prepayment premiums and other obligations of the Borrower to a Lender (in any capacity hereunder) or any indemnified party hereunder, (vi) all out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement or any other Loan Documents, including but not limited to the reasonable fees and expenses of the Agent's counsel, (vii) all out-of-pocket costs and expenses incurred by a Lender after an Event of Default in connection with any administration or enforcement of the Loan Documents , including but not limited to the reasonable fees and expenses of such Lender's counsel, and (vii) all other liabilities, obligations, covenants, duties and Indebtedness of the Borrower to the Agent, the L/C Issuer and the Lenders of any and every kind and nature, arising under this Agreement or the other Loan Documents, whether heretofore, now or hereafter owing, arising, due or payable from the Borrower to the Agent, the L/C Issuer or the Lenders.

     Lenders shall mean the financial institutions named on Schedule 1.01(a)
     -------                                                ----------------
hereto and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.
                                         ------

     Letter of Credit shall mean any standby letter of credit issued by the L/C
     ----------------
Issuer for the account of the Borrower upon the application of the Borrower pursuant to this Agreement, and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     Letter of Credit Fee shall have the meaning ascribed to it in Section 2.17.
     --------------------

     Lien shall mean any mortgage, deed of trust, pledge, lien, security
     ----
interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

     Loans shall mean Revolving Credit Loans and Swingline Loans and Loan shall
     -----
mean separately, any Revolving Credit Loan or Swingline Loan.

     Loan Account shall mean the loan account maintained by a Lender as more
     ------------
fully described in Section 2.14 hereof.

     Loan Disbursement Account shall have the meaning ascribed to it in Section
     -------------------------
3.02 hereof.

     Loan Documents shall mean this Agreement, the Notes, any Application and
     --------------
Agreement for Letter of Credit, the Reimbursement Agreement, the Security Documents, any Interest Rate Hedge Agreement executed by a Lender or an affiliate of a Lender, any Subordination Agreement and any other agreements, instruments, certificates or documents contemplated thereby, as any of the same may be supplemented or amended from time to time in accordance herewith or therewith; and Loan Document shall mean any of the Loan Documents.
               -------------

     Loan Request shall mean a request for Revolving Credit Loans made in
     ------------
accordance with Section 2.05 hereof which request shall be substantially in the form of Exhibit "D" hereto.
        -----------

     Margin Regulations shall mean Regulation G, T, U or X as promulgated by the
     ------------------
Board of Governors of the Federal Reserve System, as amended from time to time.

     Material Adverse Change shall mean any set of circumstances or events which
     -----------------------
(a) has or would reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement, any Notes, any Application and Agreement for Letter of Credit or any Security Document, taken as a whole (b) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole or (c) impairs materially or would reasonably be expected to impair materially the ability of the Borrower, or a Subsidiary Guarantor, to duly and punctually pay or perform each such party's respective obligations under the Loan Documents.

     Maximum Purchase Commitment shall mean the maximum amount the purchaser in
     ---------------------------
a Securitization Contract is committed to purchase at any one time during the term of such Securitization Contract.

     Moody's shall mean Moody's Investors Service, Inc., a corporation organized
     -------
and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent, with the approval of the Borrower, by notice to the Lenders.

     Multiemployer Plan shall mean any employee benefit plan which is a
     ------------------
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

     Multiple Employer Plan shall mean a Plan which has two or more contributing
     ----------------------
sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

     Notes shall mean collectively all of the Revolving Credit Notes and the
     -----
Swingline Note and Note separately shall mean any Revolving Credit Note and the
                   ----
Swingline Note.

     October 1997 Delivery Date shall mean the date on which the Borrower's
     --------------------------
financial statements and Compliance Certificate for the Fiscal Quarter Ending October 31, 1997 are required to be delivered to the Lenders pursuant to items
(i) and (iii) of Section 6.02.

     Official Body shall mean any national, federal, state, local or other
     -------------
government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     Participant shall mean any bank or financial institution which acquires
     -----------
from any Lender an undivided interest in the Lender's Ratable Share of the Revolving Credit Commitments, Revolving Credit Loans, Letters of Credit and Unreimbursed L/C Draws, pursuant to Section 10.05.

     Participation shall mean the sale, made in accordance with the provisions
     -------------
of Section 10.05, by any Lender to any Participant of an undivided interest in such Lender's Ratable Share of the Revolving Credit Commitments, Revolving Credit Loans, Letters of Credit and Unreimbursed L/C Draws.

     PBGC shall mean the Pension Benefit Guaranty Corporation established
     ----
pursuant to Subtitle A of Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

     Permitted Liens shall mean:
     ---------------

          (i) Liens for taxes, assessments, governmental levies or similar charges incurred in the ordinary course of business and which are not yet due and payable, or if due and payable,
                (aa) are being contested in good faith and by appropriate and lawful proceedings diligently conducted, but only so long as such proceedings could not subject the Agent, the Lenders or the L/C Issuer to any (1) civil or criminal penalties or liabilities or (2) involve any risk of loss, sale or forfeiture of any Assigned Collateral or the Subsidiary Assigned Collateral not otherwise protected against and (bb) for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and (cc) which shall be paid in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders and (dd) which do not impair the first priority lien of the Agent for the benefit of the Agent, the Lenders and the L/C Issuer in the Receivables, the Inventory or the proceeds thereof;

          (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions, other social security programs or similar program or to secure liability to insurance carriers under insurance or self-insurance agreements or arrangement;

          (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, or if such Liens are due and payable, (aa) are being contested in good faith and by appropriate and lawful proceedings diligently conducted and (bb) for which such reserves or other appropriate provisions, if any, as required by GAAP shall have been made and (cc) which shall be paid in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

          (iv) Pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amounts due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (v) (aa) Encumbrances consisting of zoning restrictions, easements, rights-of-way, or other restrictions on the use of real property, (bb) defects in title to real property, and (cc) Liens, encumbrances and title defects affecting real property not known by the Borrower or a Subsidiary, as applicable, and not discoverable by a search of the public records, none of which materially impairs the use of such property;

          (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Agent, the Lenders and the L/C Issuer;

          (vii) (aa) Liens on assets of a Person which is merged into or acquired by the Borrower or a Subsidiary of the Borrower after the date of this Agreement, and (bb) Liens on assets acquired after the date of this Agreement, provided that (A)
                                                           --------
                such Liens existed at the time of such merger or acquisition and were not created in anticipation thereof, (B) no such Lien is spread to cover any property or assets of the Borrower or any Subsidiary of the Borrower and (C) the principal amount of Indebtedness secured thereby is not increased from the amount outstanding immediately prior to such merger or acquisition;

         (viii) Liens created by or resulting from any litigation or legal proceedings which are currently being contested in good faith by appropriate and lawful proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and Liens arising out of judgments or orders for the payment of money which do not constitute an Event of Default hereunder;

         (ix) Liens placed upon fixed assets or equipment hereafter acquired to secure all or a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of the Borrower;

         (x) other Liens incidental to the conduct of the Borrower's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of the Borrower's property or assets or which do not materially impair the use thereof in the operation of the Borrower's business; and

         (xi) Leases or subleases including existing operating leases in favor of PNC Leasing Corp. not otherwise prohibited by this Agreement or other Loan Documents; provided, however,
                                                   --------  -------
                nothing set forth in items (ii) through (xi) of this definition shall permit or authorize Liens on any of the Assigned Collateral or Subsidiary Assigned Collateral except in favor of the Agent for the benefit of the Agent, the Lenders and the L/C Issuer.

     Person or person shall mean any individual, corporation, partnership,
     ----------------
association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

     Plan shall mean at any time an employee pension benefit plan (including a
     ----
Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

     PNC Bank shall mean PNC Bank, National Association, and its successors and
     --------
assigns.

     Portions shall mean collectively the Base Rate Portions and the Euro-Rate
     --------
Portions; and the term Portion shall mean individually any of the Portions.
                       -------

     Prime Rate shall mean for any day, a fluctuating interest rate per annum
     ----------
equal to the rate of interest which the Agent announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by the Agent to commercial borrowers.

     Principal Office shall mean the principal commercial banking office of the
     ----------------
Agent in Pittsburgh, Pennsylvania.

     Prohibited Transaction shall mean any prohibited transaction as defined in
     ----------------------
Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither a statutory, an individual nor a class exemption has been issued by the United States Department of Labor.

     Property shall mean, and refer to, each parcel of real property, whether
     --------
owned in fee or leased, of the Borrower or a Subsidiary.

     Purchasing Lender shall mean a Lender which becomes a party to this
     -----------------
Agreement by executing an Assignment and Assumption Agreement.

     Ratable Share shall mean the proportion that a Lender's Revolving Credit
     -------------
Commitment bears to the Revolving Credit Commitments of all of the Lenders, respectively.

     Receivable shall mean, with respect to the Borrower or any Subsidiary
     ----------
Guarantor, all accounts, accounts receivable, contract rights related to such accounts, instruments, chattel paper, general intangibles related to such accounts and all other rights to payments of moneys for any reason (whether or not evidenced by a contract, instrument, chattel paper or document), and all other rights, powers and privileges of the Borrower, or any Subsidiary Guarantor, as the case may be, arising thereunder or related thereto (including but not limited to all guarantees, collateral security, surety bonds, rights under letters of credit, insurance or other direct or indirect security), assertible against any Person whatever and all rebates, refunds, adjustments and returned, rejected, or repossessed goods relating thereto and all proceeds of any of the foregoing.

     Register shall have the meaning ascribed to it in Section 10.05(c).
     --------

     Regulated Substances shall mean any substance, including without limitation
     --------------------
Solid Waste, the generation, manufacture, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.

     Reimbursement Agreement shall mean the Reimbursement Agreement
     -----------------------
substantially in the form of Exhibit "C-2" as the same may be supplemented and
                             -------------
amended from time to time.

     Reportable Event shall mean any of the events or occurrences set forth in
     ----------------
Section 4043(b) of ERISA.

     Required Lenders shall mean Lenders whose Revolving Credit Commitments
     ----------------
aggregate at least 51% of the Revolving Credit Commitments of all of the Lenders.

     Revolving Credit Commitment shall mean as to any Lender at any time, the
     ---------------------------
amount initially set forth opposite its signature hereto, and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement, as the same may be reduced pursuant to Sections 2.04 or 2.10(a) hereof, and Revolving Credit
                                                                ----------------
Commitments shall mean the aggregate Revolving Credit Commitments of all of the
-----------
Lenders.

     Revolving Credit Loans shall mean collectively, all Revolving Credit or any
     ----------------------
Revolving Credit Loan and Revolving Credit Loan shall mean any Revolving Credit
                          ---------------------
Loan made by the Lenders or one of the Lenders to the Borrower pursuant to
Section 2.01 hereof.

     Revolving Credit Notes shall mean collectively all the promissory notes of
     ----------------------
the Borrower in the form of Exhibit "A-1" hereto and Revolving Credit Note shall
                            -------------
mean separately each promissory note of the Borrower substantially in the form of Exhibit A-1 hereto in each case evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof or thereto in whole or in part.

     S&P shall mean Standard & Poor's Ratings Group, a division of McGraw Hill
     ---
Corporation, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent, with the approval of the Borrower, by notice to the Lenders.

     Securitization shall mean the monetizing of Receivables of the Borrower and
     --------------
the consolidated Subsidiaries.

     Securitization Contract shall mean a contract between the Borrower or a
     -----------------------
consolidated Subsidiary on the one hand and the purchaser of receivables on the other hand relating to a Securitization.

     Security Agreement shall mean a security agreement, substantially the form
     ------------------
of Exhibit "B" attached hereto and incorporated herein by reference, together in
   -----------
each case with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     Security Documents shall mean the Security Agreement, any Subsidiary
     ------------------
Guaranty, any Subsidiary Security Agreement, the Uniform Commercial Code filings and any and all security agreements, pledge agreements, mortgages, deeds of trust, other agreements and other documents (including without limitation financing statements) related to the creation, perfection or maintenance of Liens in favor of the Agent in any assets of the Borrower or a Subsidiary Guarantor as security for the Lender Obligations.

     Senior Notes shall mean those certain 11-1/2% per annum senior notes of the
     ------------
Borrower due September 1, 2003 issued pursuant to the Indenture; and the term

     Senior Note shall mean any of the Senior Notes.
     -----------

     Solid Waste shall mean any garbage, refuse or sludge from any waste
     -----------
treatment plant, water supply treatment plant or air pollution control facility generated by activities on the Property, and any unpermitted release into the environment or the work place of any material as a result of activities on the Property, including without limitation, baghouse dust, dross, scrap and used Regulated Substances.

     Solvent shall mean, with respect to any person on a particular date, that
     -------
on such date (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature, and (v) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     Stated Amount shall mean as to any Letter of Credit, the lesser of (i) the
     -------------
face amount thereof or (ii) the remaining available undrawn amount thereof (regardless of whether any conditions for drawing could then be met).

     Subordination Agreement shall mean a subordination agreement executed by a
     -----------------------
Subsidiary of the Borrower as the subordinated creditor, the Borrower or a Subsidiary of the Borrower as the debtor and the Agent on behalf of the Lenders as senior creditors each substantially in the form of Exhibit "L" hereto together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     Subordinated Note shall mean either or both and Subordinated Notes shall
     -----------------                               ------------------
mean both (i) the demand note dated January 17, 1995 by the Borrower as maker to CG Specialty Products Management Corporation in the principal amount of Forty-Nine Million Nine Hundred Forty Thousand Five Hundred Fifty Dollars ($49,940,550) and (ii) the demand note dated March 25, 1995 by the Borrower as maker to CG Specialty Products Management Corporation in the principal amount of Three Million Two Hundred Forty Three Thousand Nine Hundred Eighty Dollars and Seventy Five Cents ($3,243,980.75) and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     Subsidiary of any person at any time shall mean any corporation or trust of
     ----------
which more than 50% (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such person's Subsidiaries, or any partnership of which such person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such person or one or more of such person's Subsidiaries.

     Subsidiary Assigned Collateral shall mean "Assigned Collateral", as
     ------------------------------
described in the Subsidiary Security Agreement executed by each Class A Subsidiary Guarantor.

     Subsidiary Guarantor shall mean each Class A Subsidiary Guarantor and each
     --------------------
other Subsidiary of the Borrower incorporated or organized in the United States of America.

     Subsidiary Guaranty shall mean a guaranty agreement executed by a
     -------------------
Subsidiary Guarantor substantially in the form of Exhibit "I" attached hereto,
                                                  -----------
together in each case with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     Subsidiary Security Agreement shall mean a security agreement executed by a
     -----------------------------
Class A Subsidiary Guarantor, substantially in the form of Exhibit "J" attached
                                                           -----------
hereto and
incorporated herein by reference, together in each case with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

     Supplemental Documentation  shall mean agreements, instruments, documents,
     --------------------------
financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, and other written matter necessary or reasonably requested by Agent to perfect and maintain perfected Agent's lien and security interest for the benefit of the Agent, the Lenders and the L/C Issuer in the Assigned Collateral or the Subsidiary Assigned Collateral.

     Swingline Loan shall mean a disbursement made by PNC to Borrower pursuant
     --------------
to Section 2.13.

     Swingline Note shall mean the promissory note of the Borrower evidencing
     --------------
Indebtedness of the Borrower under the Swingline Option which note is substantially in the form of Exhibit "A-2" to the Agreement, together with all
                             -------------
extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof.

     Swingline Option shall mean the loan option between the Borrower and PNC
     ----------------
Bank pursuant to Section 2.13 hereof.

     Tender Offer shall mean the tender for the Senior Notes made pursuant to
     ------------
the tender offer announced August 29, 1997 which offer has an expiration date of September 26, 1997, unless otherwise extended.

     Total Utilization shall mean as of the time of determination the sum of
     -----------------
Revolving Credit Loans outstanding, Swingline Loans outstanding, the Unreimbursed L/C Draws outstanding and the aggregate Stated Amount of the Letters of Credit outstanding.

     Transfer Effective Date shall have the meaning ascribed to it in the
     -----------------------
applicable Assignment and Assumption Agreement.

     Transferor Lender shall mean the selling Lender pursuant to an Assignment
     -----------------
and Assumption Agreement.

     Uniform Commercial Code or UCC shall mean the Pennsylvania Uniform
     ------------------------------
Commercial Code and, if applicable, the Uniform Commercial Code in effect in the state in which the place of business of the Borrower is located, or, if the Borrower has more than one place of business, the state in which the Borrower has its Chief Executive Office.

     Underwriting Fee.  The fee due the Agent pursuant to the letter agreement
     -----------------
dated August 15, 1997 between the Borrower and the Agent.

     Unreimbursed L/C Draw shall have the meaning ascribed to it in Section
     ---------------------
2.17(f).

     1.02.  Construction.
            ------------

            (a) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent, L/C Issuer or the Lenders shall be deemed to include reasonable good faith estimates by the Agent, L/C Issuer or the Lenders (in the case of quantitative determinations) and reasonable and good faith beliefs by the Agent, L/C Issuer or the Lenders (in the case of qualitative determinations). Whenever the Agent, L/C Issuer or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised reasonably and in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The article, section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Article, Section, schedule and exhibit references are to this Agreement unless otherwise specified. Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person, other than the Borrower, shall be deemed to include such Person's successors and assigns, and (ii) to any Law, agreement or contract specifically defined or referred to in Agreement shall be deemed references to such Law, agreement or contract as the same may be amended, supplemented, modified, extended, waived, consolidated, replaced or renewed from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof.

            (b) For purposes of this Agreement, all terms used in Article 9 of the UCC and not specifically defined in this Agreement shall herein have the meanings assigned to such terms in the UCC as from time to time in effect in the Commonwealth of Pennsylvania.

            (c) References to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form. References to "written" include "printed", "typed", "lithographed" and other adjectives relating to words reproduced in a tangible visible form consistent with the preceding sentence and also include electronic images and images stored on computer disks, magnetic tape and like media.

     1.03.  Accounting Principles.  Except as otherwise provided in this
            ---------------------
Agreement, all computations and determinations as to accounting or financial matters and all financial state-ments to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


                                  ARTICLE II
                           REVOLVING CREDIT FACILITY
                           -------------------------


     2.01.  Revolving Credit Commitments.  (a) Subject to the terms and
            ----------------------------
conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or
-----------------------
after the date hereof to, but not including, the Expiration Date, provided that
                                                                  --------
the aggregate principal amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower shall not exceed at any one time such Lender's Ratable Share of the aggregate Revolving Credit Commitments minus such Lender's Ratable Share of the sum of (i) the aggregate Stated Amount of outstanding Letters of Credit issued pursuant to Section 2.17 and (ii) the aggregate amount of Unreimbursed L/C Draws. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.01. The aggregate amount of the Revolving Credit Commitments on the Closing Date is $125,000,000. All Revolving Credit Commitments shall expire on the Expiration Date; and all Revolving Credit Loans outstanding on the Expiration Date shall become due and payable in full on such date.

            (b) Extension of Expiration Date. Commencing in 1998, upon the
                ----------------------------
written request of the Borrower directed to the Agent given not earlier than the delivery of the audited financial statements of the Borrower and its Subsidiaries for the Fiscal Year just ended nor later than November 15 immediately following the last day of the Fiscal Year covered by the most recently delivered audited financial statements of the Borrower and its Subsidiaries, at the sole and absolute discretion of the Lenders, the Lenders may extend the Expiration Date then in effect in one year increments measured from the Expiration Date in effect on the date that each such request is received; provided however the initial extension of the Expiration Date shall alter the Expiration Date from September 30, 2002 to December 31, 2003 and thereafter each subsequent extension of the Expiration Date shall be to the next successive December 31st; and provided further, that the initial extension of
                              ----------------
the Expiration Date, if granted, shall not become effective until January 1, 1999. It is understood that the first such request for an extension of the Expiration Date may not be made until the delivery to the Bank of the audited financial statements of the Borrower and its Subsidiaries for the Fiscal Year ending July 31, 1998, and in any event the first such request must be made on or before November 15, 1998. No such extension of an Expiration Date shall be effective unless the Borrower shall have received a written notice of all Lenders which consents to such extension.

     2.02. Nature of Lenders' Obligations with Respect to Revolving Credit
           ---------------------------------------------------------------
Loans. Each Lender shall be obligated to participate in each request for
-----
Revolving Credit Loans pursuant to Section 2.05 hereof in accordance with its Ratable Share. The aggregate principal amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed such Lender's Ratable Share of the aggregate Revolving Credit Commitments minus such Lender's Ratable Share of the sum of (i) Swingline Loans outstanding, (ii) the aggregate Stated Amount of the outstanding Letters of Credit and (iii) the aggregate amount of Unreimbursed L/C Draws. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrower, or any other Lender, to any other party nor shall the Borrower, or any other Lender, be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

     2.03.  Commitment Fee.  Accruing from Closing Date until the Expiration
            --------------
Date, the Borrower agrees to pay to the Agent for the account of each Lender, as consideration for such Lender's Revolving Credit Commitment hereunder, a commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee per
                     --------------
annum, as determined below, (all computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily amount equal to such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of Total Utilization. All Commitment Fees shall be payable (i) quarterly in arrears beginning October 31, 1997 and continuing on the last Business Day of each Fiscal Quarter occurring during the term of the Revolving Credit Commitment thereafter, (ii) on the Expiration Date and (iii) upon acceleration of the Notes.

For purposes of this Agreement, the term "Applicable Commitment Fee" shall mean
                                          -------------------------
the rate per annum set forth in the chart below which corresponds to the range of ratios in which the Borrower's Consolidated Total Indebtedness to EBITDA Ratio, as at the end of the preceding fiscal quarter, falls:


--------------------------------------------------------------------------------
            Consolidated Total Indebtedness                    Applicable
                    to EBITDA Ratio                          Commitment Fee
--------------------------------------------------------------------------------
  Less than or equal to 1.5 to 1.0                                .15%
--------------------------------------------------------------------------------
  Greater than 1.5 to 1.0 but less than or equal
   to 2.0 to 1.0                                                 .175%
--------------------------------------------------------------------------------
  Greater than 2.0 to 1.0 but less than or equal
   to 2.5 to 1.0                                                  .20%
--------------------------------------------------------------------------------
  Greater than 2.5 to 1.0                                        .225%
--------------------------------------------------------------------------------

All such adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered to the Lenders pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding the Applicable Commitment Fee from the Closing Date to and including the October 1997 Delivery Date shall be .175%.

     2.04  Reductions of Revolving Credit Commitment.
           -----------------------------------------

           (a) Voluntary Reduction of Revolving Credit Commitments. Subject to
               ---------------------------------------------------
the provisions of Section 2.09 hereof, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may terminate, in whole or in part, without penalty, the then unused portion of the Revolving Credit Commitments, thereby causing a corresponding abatement of the Commitment Fee. Each such reduction shall be in a minimum principal amount of $5,000,000 or, if in excess of $5,000,000, in integral multiples of $1,000,000. The Commitment Fee shall cease to accrue with respect to any unused portion of the Revolving Credit Commitments so terminated five (5) Business Days after receipt of such notice. Notice of termination once given shall be irrevocable and the portion of the Revolving Credit Commitments so terminated shall not be available for borrowing once such notice has been given under the terms hereof. The Agent shall promptly notify each Lender of its Ratable Share of such terminated unused portion and the date of each such termination.

           (b) Mandatory Reduction of Revolving Credit Commitment. The Borrower, subject to the provisions of Section 2.09, shall be required to reduce the Revolving Credit Commitment and immediately repay outstanding Revolving Credit Loans which cause the Total Utilization to be in excess of the Revolving Credit Commitment, as so reduced, in each of the following amounts in each of the following circumstances:

                 (x) on the date of sale, by the amount of the Maximum Purchase Commitment; and

                 (y) on the date of funding by the amount of any Indebtedness issued by the Borrower or any of its Subsidiaries pursuant to item (vii) of Section 7.01.

     2.05. Revolving Credit Loan Requests. Except as otherwise provided herein,
           ------------------------------
the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans to the Borrower by the delivery to the Agent, not later than Noon (Pittsburgh, Pennsylvania time) (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies for any Revolving Credit Loans; and (ii) on the Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies of a duly completed request therefor substantially in the form of Exhibit "D" hereto or a request by telephone immediately confirmed in writing by
-----------
letter or facsimile in such form (each, a "Loan Request"), it being understood
                                           ------------
that the Agent may rely on the authority of any person making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans to be made on such Borrowing Date, which amount shall be in integral multiples of $100,000 and not less than $1,000,000; (iii) subject to Section 2.08(d), whether the Euro-Rate Option or the Base Rate Option shall apply to the proposed Revolving Credit Loans to be made on such Borrowing Date; and (iv) in the case of Revolving Credit Loans to which the Euro-Rate Option applies and subject to Sections 2.08(d) and 2.08(e), an appropriate Euro-Rate Interest Period for each Euro-Rate Portion of the Revolving Credit Loans to be made on such Borrowing Date.

     2.06.  Making Revolving Credit Loans.  Subject to Section 9.03, the Agent
            -----------------------------
shall, promptly after receipt by it of a Loan Request pursuant to Section 2.05 (but not later than noon (Pittsburgh, Pennsylvania time) on the Borrowing Date for same day funding and 2:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day preceding any Borrowing Date for which any Portion of the Revolving Credit Loans to be made on such Borrowing Date bears interest at the Euro-Rate Option), notify the Lenders of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loan; (ii) the amount and type of such Revolving Credit Loan and the applicable Euro-Rate Portions and Euro-Rate Interest Periods (if any); and (iii) the apportionment among the Lenders of the Revolving Credit Loans as determined by the Agent in accordance with Section 2.02 hereof. Subject to
Section 9.03, each Lender shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund such Revolving Credit Loan to the Borrower in Dollars and immediately available funds at the Principal Office prior to 2:00 P.M. (Pittsburgh, Pennsylvania time) on the Borrowing Date, provided that if any Lender fails to remit such funds to the Agent in a timely manner, or any Lender fails to advise the Agent of its intention not to fund, then the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loan of such Lender on the Borrowing Date.

     2.07.  Notes and Interest Rates Provisions.  The obligation of the Borrower
            -----------------------------------
to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to the Borrower by each Lender, together with interest thereon, shall be evidenced by a promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit "A-1" payable to the order of
                                          -------------
each Lender in a face amount equal to the Revolving Credit Commitment of such Lender.

     2.08.  Interest Payments, Interest Rates and Certain Related Payments
            --------------------------------------------------------------
Pertaining to the Revolving Credit Loans.
----------------------------------------

            (a) Interest. The Revolving Credit Notes shall bear interest on the
                --------
actual unpaid principal amount thereof from time to time outstanding from the date thereof until payment in full at the rates of interest set forth in Section 2.08(b). The Borrower shall pay accrued interest on the unpaid principal balance of the Revolving Credit Notes in arrears:

                (i) with respect to the Base Rate Portion, at the rate specified in the Base Rate Option, (A) on the last Business Day of each Fiscal Quarter during the term of the Revolving Credit Commitment, (B) at maturity, whether by acceleration or otherwise, of the Revolving Credit Notes and (C) thereafter on demand until all amounts evidenced by the Revolving Credit Notes are paid in full; and

                (ii) with respect to each Euro-Rate Portion, at the rate specified in the Euro-Rate Option, (A) on the last day of the Euro-Rate Interest Period applicable thereto; provided, however, if the Euro-Rate
                                         --------
     Interest Period chosen for any Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable at the end of every three (3) months during such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period, (B) at the maturity, whether by acceleration or otherwise, of the Revolving Credit Notes and (C) thereafter on demand until all amounts evidenced by the Revolving Credit Notes are paid in full.

            (b) Interest Rate Options. During the term hereof, the Borrower
                ---------------------
shall have the option of electing, from time to time, one or more of the Interest Rate Options set forth below to be applied to the Revolving Credit Loans.

                (i)  Base Rate Option. Interest under this Interest Rate Option
                     ----------------
     shall accrue, for the Base Rate Portion of the Revolving Credit Loans outstanding, at a rate per annum equal to the Base Rate. The Base Rate shall be adjusted automatically from time to time upon each change in the Prime Rate or the Federal Funds Effective Rate, as the case may be, and in accordance with the provisions of Section 2.08(c).

                (ii) Euro-Rate Option. Interest under this Interest Rate Option
                     ----------------
     shall accrue, for each Euro-Rate Portion of the Revolving Credit Loans outstanding, for any Euro-Rate Interest Period selected, at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) the Applicable Euro-
                                                 ----
     Rate Margin as determined below. The rate of interest established pursuant to the preceding sentence of this Section 2.08(b)(ii) for each Euro-Rate Portion shall be adjusted from time to time in accordance with the provisions of Section 2.08(c).

For purposes of this Agreement, the term "Applicable Euro-Rate Margin" shall
                                          ---------------------------
mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the Borrower's Consolidated Total Indebtedness to EBITDA Ratio as at the end of the preceding fiscal quarter falls:


---------------------------------------------------------------------------------
            Consolidated Total Indebtedness              Applicable Euro-Rate
                    to EBITDA Ratio                             Margin
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
  Less than or equal to 1.5 to 1.0                               1/2%
---------------------------------------------------------------------------------
  Greater than 1.5 to 1.0 but less than or equal
   to 2.0 to 1.0                                                 5/8%
---------------------------------------------------------------------------------
  Greater than 2.0 to 1.0 but less than or equal
   to 2.5 to 1.0                                                 3/4%
---------------------------------------------------------------------------------
  Greater than 2.5 to 1.0                                        7/8%
---------------------------------------------------------------------------------

All adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding the Applicable Euro-Rate Margin from the Closing Date to and including the October 1997 Delivery Date shall be 5/8%.

            (c)  Interest After Maturity. After the occurrence of an Event of
                 -----------------------
Default and during the continuation thereof, the Base Rate Portion shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) above the Base Rate otherwise in effect during such period. After the occurrence of an Event of Default and during the continuation thereof, all Euro-Rate Portions shall bear interest (i) until the end of the then current Euro-Rate Interest Period for each such Euro-Rate Portion, at a rate per annum which shall be two hundred (200) basis points (2%) above the sum of (A) the Euro-Rate plus
                                                                          ----
(B) the Applicable

Euro-Rate Margin otherwise in effect during such period and (ii) at the end of the then current Euro-Rate Interest Period for each such Euro-Rate Portion, such Euro-Rate Portions shall automatically be converted to the Base Rate Portion, and thereafter the interest rate shall be calculated in accordance with the initial sentence of this Section 2.08(c).

            (d)  Interest Periods; Limitations on Elections. At any time when
                 ------------------------------------------
the Borrower shall select, convert to or renew the Euro-Rate Option to apply to all or any portion of the outstanding Revolving Credit Loans, it shall elect one or more Euro-Rate Interest Periods as the case may be. All the foregoing, however, is subject to the following:

                 (i) any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Euro-Rate Interest Period shall end on the next preceding Business Day; and

                 (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month.

     Elections by the Borrower of the Euro-Rate Option shall be subject to the following limitations:

                 (i) The Euro-Rate Portion for each Euro-Rate Interest Period shall be in an aggregate principal amount of $5,000,000 or more; provided,
                                                                      --------
     however, that each increment in excess of $5,000,000 shall be $1,000,000 or an integral multiple thereof;

                 (ii) No Euro-Rate Interest Period may be elected at any time that a Default or an Event of Default shall have occurred and be continuing;

                 (iii) No Euro-Rate Interest Period may be elected which would end later than the Expiration Date;

                 (iv) No Euro-Rate Interest Period may be elected with regard to amounts outstanding which would be in excess of the Revolving Credit Commitment;

                 (v) At no time may there be more than eight (8) separate Euro-Rate Interest Periods in effect; and

                 (vi) Until the earlier to occur of (A) completion of syndication as determined by the Agent or (B) ninety days from the Closing Date the Borrower may only elect the one (1) month Euro-Rate Interest Period.

            (e) Election, Renewal or Conversion of Interest Rate Options.
                --------------------------------------------------------
Elections or renewals of, or conversions to, the Base Rate Option shall continue in effect until converted or renewed as hereinafter provided. Elections or renewals of, or conversions to, the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Euro-Rate Interest Period. At any time with respect to the Base Rate Portion or at the expiration of the applicable Euro-Rate Interest Period with respect to any Euro-Rate Portion, the Borrower may cause (subject to Subsection 2.08(d)) all or any part of the principal amount of such portion to be converted to, or to be renewed under, the Euro-Rate Option by notice to the Agent as hereinafter provided. Such notice (i) shall be irrevocable, (ii) shall be given not later than Noon (Pittsburgh, Pennsylvania time) in the case of a conversion to or renewal of, either in whole or in part, the Euro-Rate Option, not less than three (3) Business Days prior to the proposed effective date for such conversion or renewal, and (iii) shall set forth:

            (A) the effective date of such conversion or renewal, which shall be a Business Day;

            (B)  the new Euro-Rate Interest Period(s) selected; and

            (C) with respect to each such Euro-Rate Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

At the expiration of each Euro-Rate Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion as to which no notice of conversion or renewal has been received shall automatically be converted to the Base Rate Option. The Agent shall promptly notify the Borrower and the Lenders of any such automatic conversion.

            (f)  Notification of Election of an Interest Rate Option. The
                 ---------------------------------------------------
Borrower, by an Authorized Officer, shall notify the Agent of each election of an Interest Rate Option, each conversion from one Interest Rate Option to another, the amount of the Revolving Credit Loans then outstanding to be allocated to each Interest Rate Option and, where relevant, the Euro-Rate Interest Periods as provided for in this Agreement. Any such communication may be oral or written and if oral it shall be followed promptly by written confirmation of such Interest Rate Option election executed by an Authorized Officer of the Borrower.

            (g)  Calculation of Interest. Interest on the Base Rate Portion
                 -----------------------
shall be calculated on the basis of a 365 or 366 day year, as the case may be, and the actual days elapsed. Interest on each Euro-Rate Portion shall be calculated on the basis of a 360-day year and the actual days elapsed. The calculation of the amount of interest due and owing to the Lenders shall be evidenced by posting the amount of interest due under the Revolving Credit Notes to the Loan Account established by the Agent pursuant to
Section 2.14.

            (h)  Lawful Interest Rates Intended. In no event whatsoever
                 ------------------------------
shall the interest rates charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that any Lender has received interest hereunder in excess of the highest applicable rate, such Lender shall promptly refund such excess to the Borrower, or at such Lender's option, apply such excess in reduction of the principal balance of the Lender Obligations owing to the affected Lender.

     2.09.  Prepayments; Allocation of Repayments.
            -------------------------------------

            (a)  Prepayments of Base Rate Portion. The Borrower, upon oral or
                 --------------------------------
written notice to the Agent by an Authorized Officer of Borrower given not later than 12:00 noon (Pittsburgh, Pennsylvania time) on the proposed date for prepayment, may prepay without penalty or premium any or all of the Base Rate Portion. Any oral notice of election hereunder shall be followed immediately by written confirmation of such prepayment election executed by an Authorized Officer of Borrower

            (b)  Prepayments of Euro-Rate Portions. Except as otherwise provided
                 ---------------------------------
in Section 2.10(c), the Borrower, upon oral or written notice to the Agent by an Authorized Officer of Borrower given at least three (3) Business Days prior to the proposed date for repayment, may prepay, all or any part of such Euro-Rate Portion. If such Euro-Rate Portion is prepaid on the last day of the Euro-Rate Interest Period applicable thereto, such prepayment shall be without premium or penalty. If the Borrower prepays a Euro-Rate Portion other than on the last day of the Euro-Rate Interest Period applicable thereto, the Borrower agrees to pay, in addition to the other amounts set forth in this Section 2.09(b), such additional amounts as may be necessary to compensate each Lender for any loss (including loss of profit on a pre-tax basis) and any direct or indirect costs, including the costs of reemployment of funds prepaid at rates lower than the cost to such Lender of such funds. Such losses and costs shall be specified in writing to the Borrower by the affected Lenders (and such specifications shall set forth in reasonable detail the calculation of such losses and costs) and such specifications shall, absent manifest error, be binding and conclusive on the Borrower. Such prepayment shall include the then outstanding principal amount of the Euro-Rate Portion being prepaid together with accrued interest, fees and other amounts then due and payable on the amount prepaid, to the day of such prepayment. Except as provided in this Section 2.09(b), there shall be no voluntary prepayment of any Euro-Rate Portion.

                 (c)  Allocation of Repayments of Principal. Any voluntary
                      -------------------------------------
prepayment pursuant to this Section 2.09 hereof shall be applied first to the repayment of any Euro-Rate Portion of the Revolving Credit Loans for which its associated Euro-Rate Interest Period expires on the date of such payment, second, to the reduction of the Base Rate Portion of the Revolving Credit Loans, and third, to the reduction of such Euro-Rate Portions of the Revolving Credit Loans as directed by the Borrower, and if the Borrower fails to give such directions, or if a Default or Event of Default has occurred and is continuing, to the reduction of such Euro-Rate Portions of the Revolving Credit Loans as the Agent may select in its sole and absolute discretion. Any reduction in any Euro-Rate Portion on a date other than the date on which its associated Euro-Rate Interest Period expires may result in a funding loss for which the Borrower will owe the Lenders an indemnity payment pursuant to Section 2.10 hereof.

     2.10.  Yield Protection.
            ----------------

            (a) If any change subsequent to the Closing Date in any Law or in the interpretation or application thereof by any Official Body or in the compliance with any guideline or request from any Official Body, shall make it unlawful for any Lender to maintain or give effect to its obligations as contemplated under the Revolving Credit Commitment, such Lender shall notify the Borrower and the Agent in writing of its determination of such unlawfulness and an explanation thereof. Thereafter, such Lender's obligation to make available any further Revolving Credit Loans hereunder shall forthwith be cancelled and the Borrower, within thirty (30) days, or within such longer period as may be allowed by Law, if any, shall repay to such Lender so affected its pro rata share of the outstanding principal amount of all Revolving Credit Loans together with interest thereon to the date of repayment and fees, if any, due as of the date of termination; provided, however, that the affected Lender's obligations
                     --------
which are lawful, if severable from those which are unlawful, shall continue, and with respect to those obligations, this Agreement shall not terminate.

            (b) If any Law issued after the Closing Date (including, without limitation, Regulation D of the Federal Reserve Board), or if any change on or after the Closing Date in any Law (including, without limitation, Regulation D) or in the interpretation thereof by any Official Body charged with the administration thereof, shall

                 (i) subject any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding or any kind hereunder (other than any tax imposed or based upon the income of such Lender and payable to any governmental or taxing authority in the United States of America, any state or any municipality thereof); or

                 (ii) change the basis of taxation of any Lender with respect to payments of principal or interest or other amounts due hereunder (other than any change which affects, and only to the extent that it affects, the taxation by the United States, any state or any municipality thereof based upon the income of such Lender); or

                 (iii) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by any Lender (other than such requirements which result solely from a change in the credit quality of the Borrower or which are included in the determination of the applicable rate of interest hereunder); or

                 (iv) impose upon any Lender any other obligation or condition with respect to this Agreement,

and the result of any of the foregoing is to increase the cost to any Lender, to decrease the yield to any Lender with respect to the Revolving Credit Loans or any Letters of Credit, to reduce the income receivable by any Lender or to impose any expenses upon any Lender with respect to the Revolving Credit Loans or any Letters of Credit by an amount which any Lender reasonably deems material, then and in any such case:

                       (A) the Lender so affected shall promptly notify the Borrower and the Agent of the happening of such event;

                       (B) the Borrower shall pay to the affected Lender, within five (5) Business Days of written demand such amount as will compensate such Lender for such additional cost or reduced amount, calculated from the date of the notification by such Lender; and

                       (C) the Borrower may pay to such affected Lender the affected Revolving Credit Loan in full without the payment of any additional amount other than on account of such Lender's out-of-pocket losses (including funding losses, if any, as provided in paragraph (c) below) not otherwise provided for in subparagraph (B) immediately above.

The Lender so affected shall present to the Borrower and the Agent a certificate setting forth such increased cost or reduced amount. Such certificate shall set forth in reasonable detail the calculation of the amount due and such Lender's reasons for invoking the provisions of this Section 2.10(b). Such certificate shall be conclusive evidence of the amount due thereunder except in the case of manifest error in computation. The Borrower shall pay such amount to such Lender, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

                 (c) The Borrower agrees to indemnify each Lender, on demand, against any loss or expense (including loss of profit) which such Lender may sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such Euro-Rate Portions or any part thereof as a consequence of (i) the failure of the Borrower to make a payment on the due date thereof, (ii) the failure of the Borrower to borrow under, convert to or renew under the Euro-Rate Option on the proposed effective date of such borrowing, conversion or renewal, or (iii) the payment, prepayment or conversion by the Borrower of any Euro-Rate Portions for any reason on a day other than the last day of the applicable Euro-Rate Interest Period. Any Lender's determination of an amount payable under this paragraph (c) shall be conclusive absent manifest error.

            (d) The foregoing notwithstanding, if the affected Lender can mitigate or eliminate such increased cost or reduced yield by transferring the Loans to another existing lending office of such Lender, such Lender agrees to so transfer the Loans.

     2.11.  Special Provisions Relating to the Euro-Rate Option.
            ---------------------------------------------------

            (a)  Euro-Rate Unascertainable. In the event that on any date on
                 -------------------------
which a Euro-Rate Option would otherwise be set, the Agent shall have determined (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate, reasonable means do not exist for ascertaining the Euro-Rate, the Agent shall give prompt notice of such determination to the Borrower and the Lenders. Until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist (which notice shall be given promptly following receipt of knowledge thereof by the Agent), the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount therein specified.

            (b) Inability to Offer Euro-Rate. In the event that any Lender
                ----------------------------
shall determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to such Euro-Rate Portions which would enable such Lender to fund such Euro-Rate Portions, then such Lender shall notify the Borrower and the Agent that the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option, shall be suspended with respect to such Lender. Such notice shall set forth in reasonable detail such Lender's reasons for invoking the provisions of this
Section 2.11(b). Following notification of the suspension of the Euro-Rate Option with respect to such Lender, the Borrower agrees to negotiate with such Lender for a modified or alternative fixed rate of interest, which will allow such Lender to realize its anticipated and bargained-for yield. In the event that the Borrower and such Lender cannot agree on a modified or alternative fixed rate of interest, any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein attributable to such Lender.

            (c)  Illegality. If any Lender shall determine in good faith (which
                 ----------
determination shall be final and conclusive) that compliance with any Law (whether or not having the force of law) or the interpretation or application thereof by any Official Body, has made it unlawful or impractical for such Lender to make or maintain the Revolving Credit Loans under the Euro-Rate Option, such Lender shall give notice of such determination to the Borrower and the Agent, which notice shall set forth in reasonable detail such Lender's reasons for invoking the provisions of this Section 2.11(c). Notwithstanding any provision of this Agreement to the contrary, unless and until such Lender shall have given notice to the Borrower and the Agent that the circumstances giving rise to such determination no longer apply (which notice shall be given promptly following receipt of knowledge thereof by such Lender):

                 (i) with respect to any Euro-Rate Interest Periods thereafter commencing, interest in an amount equal to such Lender's Ratable Share of the corresponding Euro-Rate Portion shall be computed and payable under the Base Rate Option; and

                 (ii) on such date, if any, as shall be required by law, an amount equal to such Lender's Ratable Share of any Euro-Rate Portion, as the case may be, then outstanding shall be automatically converted to the Base Rate Option and the Borrower shall pay to such Lender the accrued and unpaid interest on such amounts to (but not including) such conversion date.

The Borrower shall pay any such Lender any additional amounts reasonably necessary to compensate such Lender for any costs incurred by such Lender as a result of any conversion pursuant to clause (ii) above which occurs on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by them to loan or maintain the lending of the Revolving Credit Loans so converted. Such Lender shall furnish to the Borrower and the Agent a certificate as to the amount necessary to compensate it for such costs, which certificate shall set forth in reasonable detail the calculation of the amount due. Such certificate shall constitute conclusive evidence of the amount due thereunder absent any manifest error in computation. The Borrower shall pay such amount to such Lender, as additional consideration hereunder, within ten
(10) days of the Borrower's receipt of such certificate.

            (d) The foregoing notwithstanding, if the affected Lender can continue to offer the Euro-Rate Option to the Borrower by transferring the Revolving Credit Loans to another existing lending office of such Lender, such Lender agrees to so transfer the Revolving Credit Loans.

     2.12.  Capital Adequacy.  If after the Closing Date (i) any adoption of or
            ----------------
any change in or in the interpretation by an Official Body of any Law or (ii) compliance with any Law, guideline or request of any Official Body exercising control over banks or financial institutions generally or any court (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender other than those resulting solely from a change in the credit quality of the Borrower (a "Capital Adequacy Event"), and the result of such Capital Adequacy Event is to reduce the rate of return on capital of such Lender or any corporation controlling such Lender as a consequence thereof to a level below that which such Lender could have achieved but for such Capital Adequacy Event, taking into consideration such Lender's policies with respect to capital adequacy, by an amount which such Lender deems to be material, such Lender shall promptly deliver to the Borrower and the Agent a statement of the amount necessary to compensate such Lender for the reduction in the rate of return on its capital attributable to the commitments under this Agreement or any of the Loan Documents (the "Capital Compensation Amount"). Each Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each Lender shall, from time to time, furnish to the Borrower and the Agent a certificate setting forth the amount so determined and the calculations of such amount. Such certificate shall constitute conclusive evidence of the amount due thereunder absent any manifest error in computation. Such amount shall be due and payable by the Borrower to such Lender ten (10) days after such notice is given. As soon as practicable after any Capital Adequacy Event, such Lender shall submit to the Borrower and the Agent estimates of the Capital Compensation Amounts that would be payable as a function of such Lender's Revolving Credit Commitment hereunder.

     2.13.  Swingline Loans.
            ---------------

            (a) Swingline Option. Subject to the provisions of this Section 2.13, PNC Bank agrees that the Borrower may request that Swingline Loans, in an aggregate amount at any one time outstanding not to exceed the lesser of (i) $5,000,000 or (ii) an amount which, when added to the aggregate principal amount of (A) all other Loans then outstanding, (B) the aggregate Stated Amount of outstanding Letters of Credit issued pursuant to Section 2.17 and (C) the aggregate amount of unreimbursed draws does not exceed $125,000,000.

            (b)  Limitations on and Evidence of Swingline Loans. Each Swingline
                 ----------------------------------------------
Loan or repayment of a Swingline Loan must be in the minimum principal amount of $10,000 or, if in excess of $10,000 in integral multiples of $10,000. The obligation of the Borrower to repay, prior to the Expiration Date, the aggregate unpaid principal amount of such Swingline Loans advanced by PNC Bank shall be evidenced by the Swingline Note substantially in the form of Exhibit "A-2"
                                                             -------------
hereto. The principal amount actually due and owing PNC Bank shall be the aggregate unpaid principal amount of all disbursements of Swingline Loans made by PNC Bank, all as shown on such PNC Bank Loan Account established pursuant to
Section 2.14.

            (c)  Swingline Procedure. The Borrower may from time to time from
                 -------------------
the Closing Date to the Business Day prior to the Expiration Date request a Swingline Loan. Such request shall be made not later than Noon (Pittsburgh Time) on the date of the proposed Swingline Loan. Such request may be made to the Agent orally or in writing and if orally confirmed in writing. PNC Bank shall make the Swingline Loan available to the Borrower not later than 3:00 P.M. Pittsburgh Time on the same Business Day such Swingline Loan is requested.

            (d)  Swingline Loan Interest. Interest on the Swingline Loans
                 -----------------------
shall accrue at the Base Rate, except as provided in Subsection 2.08(c).

            (e)  Risk Participation. Upon the disbursement of each Swingline
                 ------------------
Loan and without any further action by or on behalf of such Lender, each Lender hereby agrees to purchase, upon the occurrence of an Event of Default, an undivided full risk non-recourse participation in such Swingline Loan, in an amount equal to (i) such Lender's Commitment Percentage (ii) multiplied by the outstanding principal amount of such Swingline Loan on the date of the Event of Default; provided however, no Lender shall participate in any Swingline Loan
         -------- -------
which Swingline Loan is made after a notice of an Event of Default has been given. If and to the extent any Swingline Lender receives payment of principal or interest on a participated Swingline Loan, such Swingline Lender shall deliver to each Lender such Lender's pro rata share of such payment.

     2.14  Loan Account. The Agent shall open and maintain on its books a Loan
           ------------
Account in the name of the Borrower, with respect to (i) Revolving Credit Loans and Swingline Loans made, repayments and prepayments of the principal thereof, and the computation and payment of interest thereon, (ii) Letters of Credit issued, or participated in, as the case may be, and draws and reimbursements thereon or thereof, and (iii) the computation and payment of interest and the Fees due hereunder to the Lenders, the L/C Issuer and the Agent, and the computation of other amounts due and sums paid to the Agent hereunder. Upon the request of the Borrower to Agent, the Agent shall promptly furnish to the Borrower a statement of the Loan Account. The failure to record any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to repay all amounts owed hereunder and thereunder together with all interest accrued thereon and all other fees and charges provided herein.
The Loan Account shall be conclusive evidence as to the amount at any time due to the Lenders, the L/C Issuer and the Agent from the Borrower except in the case of manifest error.

     2.15.  All Advances to Constitute One Loan. Notwithstanding the limitations
            -----------------------------------
set forth herein, all Revolving Credit Loans by the Lenders to the Borrower under this Agreement and the other Loan Documents, including without limitation, the Revolving Credit Loans, the Swingline Loans and all other Lender Obligations, shall constitute one loan and all Indebtedness and obligations of the Borrower to the Lenders under this Agreement and all other Loan Documents shall constitute a general obligation of the Borrower, secured by a first priority lien on the Assigned Collateral and the Subsidiary Assigned Collateral. The Lenders and the Borrower agree that all of the rights of the Lenders and the Borrower set forth in this Agreement and the other Loan Documents shall apply to any amendment or modification of or supplement to this Agreement and the other Loan Documents.

     2.16.  Use of Proceeds. The proceeds of the Revolving Credit Loans shall be
            ---------------
used exclusively (i) to pay interest, Fees and other costs, and expenses hereunder and under the other Loan Documents, (ii) to repay any Unreimbursed L/C Draw, (iii) to fund the Tender Offer and (iv) to fund capital expenditures, working capital and general corporate purposes of the Borrower.

     2.17.  Letter of Credit Subfacility.
            ----------------------------

            (a) At the request of the Borrower, the L/C Issuer will issue for the account of the Borrower, on the terms and conditions hereinafter set forth (including without limitation Article V hereof), one or more Letters of Credit; provided, however, no Letter of Credit shall have an expiry date later than the earlier of one (1) year from the date of issuance or fifteen (15) days prior to the Expiration Date; and provided, further, however, that in no event shall (i) the Stated Amount of the Letters of Credit issued pursuant to this Section 2.17 exceed, at any one time, $15,000,000, or (ii) the sum of aggregate outstanding principal balance of the Revolving Credit Loans, the aggregate unpaid balance of outstanding Swingline Loans, the aggregate unpaid balance of any Unreimbursed L/C Draws and the aggregate Stated Amount of the Letters of Credit issued by the L/C Issuer under this Section 2.17 exceed, at any one time, the aggregate Revolving Credit Commitments. Each Letter of Credit issued hereunder shall be issued only to support performance obligations, bonding requirements and self-insurance obligations of the Borrower arising in the ordinary course of its business and other purposes approved by the Agent, the Required Lenders and L/C Issuer.

            (b) The Borrower shall pay (i) to the L/C Issuer for its own account a fronting fee equal to 1/8 of 1% per annum (the "L/C Fronting Fee") on the aggregate daily (computed at the opening of business and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) Stated Amount of the outstanding Letters of Credit for the period in question, and (ii) to the Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee per annum, as determined below, on the aggregate daily (computed at the opening of business and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) Stated Amount of the outstanding Letters of Credit for the period in question. The Letter of Credit Fee and the L/C Fronting Fee shall be payable (i) quarterly in arrears on the last Business Day of each Fiscal Quarter occurring during the term of this Agreement thereafter, (ii) on the Expiration Date or (iii) upon acceleration of the Notes. Any issuance of an amendment to extend the stated expiration date of a Letter of Credit or an amendment to increase the Stated Amount of a Letter of Credit shall be treated as an issuance of a new Letter of Credit for purposes of calculation of Letter of Credit Fee and the L/C Fronting Fee due and payable hereunder. The Borrower shall also pay to the L/C Issuer the L/C Issuer's customary documentation fees payable with respect to the Letters of Credit as the L/C Issuer may generally charge from time to time. After the occurrence of an Event of Default (which continues after the expiration of any cure period applicable thereto) and during the continuation thereof, the rate at which the Letter of Credit Fee is calculated shall be increased by two hundred (200) basis points (2%) above the pre-default rate; the increase to be payable monthly during the continuation of the Event of Default.

For purposes of this Agreement, the term "Applicable Letter of Credit Fee" shall
                                          -------------------------------
mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the Borrower's Consolidated Total Indebtedness to EBITDA Ratio as at the end of the preceding fiscal quarter falls:


------------------------------------------------------------------------------------
    Consolidated Total Indebtedness to EBITDA Ratio         Applicable Letter of
                                                                 Credit Fee
------------------------------------------------------------------------------------
  Less than or equal to 1.5 to 1.0                                  1/2%
------------------------------------------------------------------------------------
  Greater than 1.5 to 1.0 but less than or equal
   to 2.0 to 1.0                                                    5/8%
------------------------------------------------------------------------------------
  Greater than 2.0 to 1.0 but less than or equal
    to 2.5 to 1.0                                                   3/4%
------------------------------------------------------------------------------------
  Greater than 2.5 to 1.0                                           7/8%
-----------------------------------------------------------------------------------

All adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding, the Applicable Letter of Credit Fee from the Closing Date to and including the October 1997 Delivery Date shall be 5/8%.

            (c) Immediately upon the issuance of each Letter of Credit and each increase or decrease in the Stated Amount thereof, each Lender hereby agrees to irrevocably purchase and shall be deemed to have irrevocably purchased from the L/C Issuer an undivided, full risk, non-recourse participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Ratable Share of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the L/C Issuer is required for any reason to refund or repay to the Borrower, any guarantor or any other Person all or any portion of any amount remitted to the L/C Issuer pursuant to this Agreement, the Lenders shall promptly remit to the L/C Issuer, upon three (3) Business Days' demand therefor, their respective Ratable Share of the amount which is so refunded or repaid.

            (d) In the event any restrictions are imposed upon the L/C Issuer or any of the Lenders by any Law of any Official Body having jurisdiction over the banking activities of the L/C Issuer or any Lender which would prevent the L/C Issuer from issuing the Letters of Credit or amending the Letters of Credit or would prevent any Lender from honoring its obligations under this Section 2.17, the commitment of the L/C Issuer to issue the Letters of Credit or enter into any amendment with respect thereto shall be immediately suspended. If any Lender believes any such restriction would prevent such Lender from honoring its obligations under this Section 2.17, it shall promptly notify the Agent. The Agent shall promptly notify the Borrower, the L/C Issuer and the other Lenders of the existence and nature of (i) any restriction which would cause the suspension of the commitment of the L/C Issuer to issue the Letters of Credit or to enter into amendments with respect thereto and (ii) any restriction which would prevent any Lender from honoring its obligations under this Section 2.17. The Borrower will thereupon undertake reasonable efforts to obtain the cancellation of all outstanding Letters of Credit; provided, however, that the refusal of any beneficiary of a Letter of Credit to surrender such Letter of Credit will not be an Event of Default hereunder, provided that the Borrower shall undertake good faith efforts to obtain substitute letters of credit for the then existing and outstanding Letters of Credit. Nothing contained in this
Section 2.17 shall be deemed a termination of the Revolving Credit Commitments and, in the event of a suspension of the commitment of the L/C Issuer to issue Letters of Credit as set forth above, the Borrower may continue to borrow under the Revolving Credit Commitments provided the requirements of Section 5.02 are complied with.

            (e) On the Closing Date the Borrower shall execute and deliver to the Agent the Reimbursement Agreement. When the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver a duly completed Application and Agreement for Letter of Credit to the L/C Issuer, with a copy to the Agent, no later than 11:00 A.M. (Pittsburgh, Pennsylvania time) at least three (3) Business Days, or such shorter period as may be agreed to by the L/C Issuer, in advance of the proposed date of issuance. Upon satisfaction of the conditions set forth in Section 5.01 and, if applicable, Section 5.02, the L/C Issuer shall be obligated to issue the Letter of Credit and shall notify the Agent and each Lender of such issuance. In determining whether to pay under a Letter of Credit, the L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of the Letter of Credit.

            (f) In the event of any request for drawing under a Letter of Credit by the beneficiary thereof, the L/C Issuer shall immediately notify the Borrower and the Agent, and the Borrower shall reimburse, or cause the reimbursement of, the L/C Issuer on demand as set forth in the applicable Application and Agreement for Letter of Credit in an amount in same day funds equal to the amount of such drawing; provided, however, that anything contained in this Agreement to the contrary notwithstanding, unless the Borrower shall have notified the Agent and the L/C Issuer prior to such time that the Borrower intends to reimburse the L/C Issuer for all or a portion of the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Loan Request to the Agent requesting the Lenders to make Revolving Credit Loans on the first Business Day immediately following the date on which such drawing is honored in an aggregate amount equal to the excess of the amount of such drawing over the amount received by the L/C Issuer from such other funds in reimbursement thereof (the "Unreimbursed L/C
                                                            ----------------
Draw"), plus accrued interest on such amount at the rate set forth in Subsection
----
2.08. Any such Revolving Credit Loan shall be deemed advanced to the Borrower. If the Borrower shall be deemed to have given a Loan Request, then, subject to satisfaction or waiver of the conditions specified in Section 5.02, the Lenders shall, all as set forth in Section 2.17(g) hereof, on the first Business Day immediately following the date of such drawing, make Revolving Credit Loans in the aggregate amount of the Unreimbursed L/C Draw plus accrued interest on such amount at the applicable rate set forth in Section 2.08. The proceeds of any such Revolving Credit Loans shall be applied directly by the Agent upon receipt from the Lenders to reimburse the L/C Issuer for the Unreimbursed L/C Draw plus accrued interest on such amount. The foregoing shall not limit or impair the Credit by the beneficiary thereof, the L/C Issuer shall immediately notify the Borrower and the Agent, and the Borrower shall reimburse, or cause the reimbursement of, the L/C Issuer on demand as set forth in the applicable Application and Agreement for Letter of Credit in an amount in same day funds equal to the amount of such drawing; provided, however, that anything contained in this Agreement to the contrary notwithstanding, unless the Borrower shall have notified the Agent and the L/C Issuer prior to such time that the Borrower intends to reimburse the L/C Issuer for all or a portion of the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Loan Request to the Agent requesting the Lenders to make Revolving Credit Loans on the first Business Day immediately following the date on which such drawing is honored in an aggregate amount equal to the excess of the amount of such drawing over the amount received by the L/C Issuer from such other funds in reimbursement thereof (the "Unreimbursed L/C Draw"), plus accrued interest on such amount at the rate set forth in Subsection
2.08. Any such Revolving Credit Loan shall be deemed advanced to the Borrower. If the Borrower shall be deemed to have given a Loan Request, then, subject to satisfaction or waiver of the conditions specified in Section 5.02, the Lenders shall, all as set forth in Section 2.17(g) hereof, on the first Business Day immediately following the date of such drawing, make Revolving Credit Loans in the aggregate amount of the Unreimbursed L/C Draw plus accrued interest on such amount at the applicable rate set forth in Section 2.08. The proceeds of any such Revolving Credit Loans shall be applied directly by the Agent upon receipt from the Lenders to reimburse the L/C Issuer for the Unreimbursed L/C Draw plus accrued interest on such amount. The foregoing shall not limit or impair the obligation of the Borrower to reimburse the L/C Issuer on demand.

            (g) In the event that the Borrower shall fail to reimburse the L/C Issuer on demand as provided in the applicable Application and Agreement for Letter of Credit and Section 2.17(f) above in an amount equal to the amount of any drawing honored by the L/C Issuer under a Letter of Credit plus accrued interest, the L/C Issuer shall promptly notify the Agent and each Lender of the Unreimbursed L/C Draw plus accrued interest on such amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the L/C Issuer an amount equal to its respective participation in same day funds, at the office of the L/C Issuer specified in such notice, not later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the Business Day after the date specified in such notice by the L/C Issuer. In the event that any Lender fails to make available to the L/C Issuer the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.17(g), the L/C Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Base Rate. Nothing in this Section 2.17(g) shall be deemed to prejudice the right of any Lender to recover its Ratable Share of the Unreimbursed L/C Draw from the L/C Issuer pursuant to this Section 2.17(g) in the event that it is determined by a court of competent jurisdiction that payment with respect to a Letter of

Credit by the L/C Issuer constituted gross negligence or willful misconduct on the part of the L/C Issuer. The L/C Issuer shall distribute to each Lender which has paid all amounts payable by it under this Section 2.17(g) with respect to a Letter of Credit such other Lender's Ratable Share of all payments received by the L/C Issuer from the Borrower in reimbursement of drawing honored by the L/C Issuer under the Letter of Credit when such payments are received.

            (h) The obligations of the Borrower under this Agreement to reimburse the L/C Issuer for all drawings upon the Letters of Credit shall be absolute, unconditional and irrevocable, and shall not be subject to any right of set-off or counterclaim and shall be paid or performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Loan Documents;

                 (ii) any amendment or waiver of any provision of all or any of the Loan Documents;

                 (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, the Agent or any Lender (other than the defense of payment to the L/C Issuer in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, the Loan Documents or any transaction contemplated hereby or thereby or any unrelated transaction;

                 (iv) any statement or document presented under any Letter of Credit, appearing on its face to be valid and sufficient, but proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (v) payment by the L/C Issuer under any Letter of Credit against presentation of any document which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the L/C Issuer; and

                 (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, not resulting from gross negligence or willful misconduct of the L/C Issuer.

            (i) This Agreement is intended to supplement each Application and Agreement for Letter of Credit executed by the Borrower and delivered to the L/C Issuer. Whenever possible this Agreement is to be construed as consistent with each Application and Agreement for Letter of Credit but, to the extent that the provisions of this Agreement and each Application and Agreement for Letter of Credit conflict, the terms of this Agreement shall control.

            (j)  Outstanding Letters of Credit. As of the Closing Date, each of
                 -----------------------------
the letters of credit issued by the L/C Issuer and outstanding on such date for the account of the Borrower and identified on Schedule 2.17(j) shall be deemed
                                              ----------------
to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement. The Borrower is hereby deemed to be account party with respect to each letter of credit listed on Schedule 2.17(j) hereunder for all purposes thereunder and hereunder. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to this Agreement shall include such outstanding letters of credit. With respect to each such outstanding letter of credit, for the period commencing on the Closing Date the Borrower shall pay all fees and commissions set forth in this Agreement at the times and in the manner herein set forth. The obligations of the Borrower under each application for letter of credit and reimbursement agreement (together with any related amendments) executed by the Borrower with respect to the letters of credit shown on Schedule 2.17(j) are hereby expressly assumed by the Borrower
                ----------------
and each such application for letter of credit and reimbursement agreement, as amended, is hereby deemed an Application and Agreement for Letter of Credit. The existing reimbursement agreements shall be superseded in their entirety by the Reimbursement Agreement which shall apply to existing letters of credit set forth on Schedule 2.17(j) as well as all Letters of Credit issued hereunder on and after the date hereof.

            (k)  Obligations Absolute. Notwithstanding any other provision of
                 --------------------
this Agreement, each Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith and its obligation to make the payments to be made by it under this Section 2.17 is absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

     2.18.  Taxes. Each Lender that is not incorporated under the laws of the
            -----
United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be (assuming that it is entitled to do so), and (ii) two duly completed copies of Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (assuming that it is entitled to do so) and (ii) in the case of Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     2.19.  Payments. All payments and prepayments to be made in respect of
            --------
principal, interest, Unreimbursed L/C Draws, Fees, or other amounts due from the Borrower hereunder shall be payable prior to 11:00 A.M. (Pittsburgh, Pennsylvania time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each of the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Lenders or L/C Issuer, as the case may be, in Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Lenders or L/C Issuer, as the case may be, in immediately available funds in accordance with the terms and provisions of Section 9.10 of this Agreement. The Agent's, the L/C Issuer's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Revolving Credit Loans and the Unreimbursed L/C Draws, Fees and other amounts owing under this Agreement and shall be deemed an "account stated." Notwithstanding anything herein to the contrary, (i) any Agent's Fees and the Underwriting Fee paid by the Borrower shall be solely for the account of the Agent, (ii) any L/C Fronting Fees paid by the Borrower shall be solely for the account of the L/C Issuer and (iii) any interest paid on any Unreimbursed L/C Draw to the extent a Lender has not been required to honor or has not honored its funding obligations pursuant to Section 2.17(g) hereof shall be solely for the account of the L/C Issuer.

                                  ARTICLE III
                     SET-OFF, ACCOUNT, SECURITY INTERESTS
                     ------------------------------------


     3.01.  Set-Off. To secure the repayment of the Lender Obligations, the
            -------
Borrower hereby gives to each Lender (in any capacity hereunder) a lien and security interest upon and in any and all of the Borrower's property, credits, securities or money which may at any time be delivered to, or be in the possession of, or owed by such Lender in any capacity whatever, including the balance of any deposit account maintained by the Borrower with such Lender (including without limitation the Loan Disbursement Account). The Borrower hereby authorizes each Lender, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, at such Lender's option, to apply, at the discretion of such Lender, to the payment of the Lender Obligations, any and all such property, credits, securities or money now or hereafter in the hands of such Lender or belonging or owed to the Borrower.

     3.02.  Loan Disbursement Account. The Borrower shall maintain at all times
            -------------------------
during this Agreement with the Agent, at the Agent's office in Pittsburgh, Pennsylvania, a demand deposit account (the "Loan Disbursement Account"), into
                                             -------------------------
which proceeds of Revolving Credit Loans and other monies transferred to the Borrower shall be deposited from time to time. The Loan Disbursement Account shall be in the name of the Borrower and, subject to the other provisions of this Agreement and the other Loan Documents, monies therein shall be disbursed as directed by the Borrower, from time to time. To secure the payment and performance of Lender Obligations, the Borrower hereby pledges and assigns, and grants to the Agent for the benefit of the Agent, the L/C Issuer and the Lenders, a lien on and security interest in the Loan Disbursement Account, all funds from time to time deposited or held therein, all interest and other income derived therefrom, and all proceeds of all the foregoing.

     3.03.  Assigned Collateral. The Borrower hereby agrees to grant and convey
            -------------------
to Agent for the benefit of the Lenders and the L/C Issuer a Lien on any and all Assigned Collateral now owned or hereafter acquired by the Borrower. To secure the full and timely payment and performance of each of the Lender Obligations, and to grant to the Agent for the benefit of the Agent, the Lenders and the L/C Issuer a Lien on the right, title and interest of the Borrower in and to any Assigned Collateral, the Borrower hereby agrees to execute and deliver to the Agent, on or prior to the Closing Date, the Security Agreement, together with all financing statements, supplements, amendments, certificates, documents and notices as reasonably requested by the Agent to perfect such Liens, all duly completed and executed to the reasonable satisfaction of the Agent.

     3.04.  Designation of Class A Subsidiary Guarantors; Subsidiary Assigned
            -----------------------------------------------------------------
Collateral.  (a) Each Subsidiary of the Borrower incorporated or organized in
----------
the United States of

America, whether now in existence or hereafter acquired, that owns Receivables and Inventory (priced at the lower of cost or market) with a value at the time of designation in excess of $5,000,000 shall be designated as a Class A Subsidiary Guarantor by the Lenders. Any Subsidiary designated as a Class A Subsidiary Guarantor shall continue as a Class A Subsidiary Guarantor until released in writing by all Lenders. For the purposes of this Section 3.04, the Subordinated Notes shall not be deemed Receivables.

            (b) The Borrower hereby agrees to cause each Class A Subsidiary Guarantor to grant and convey to Agent for the benefit of the Lenders and the L/C Issuer a Lien on any and all Subsidiary Assigned Collateral now owned or hereafter acquired by each such Class A Subsidiary Guarantor. To secure the full and timely payment and performance of each of the Lender Obligations, and to grant to the Agent for the benefit of the Agent, the Lenders and the L/C Issuer a Lien on the right, title and interest of a Class A Subsidiary Guarantor in and to any Subsidiary Assigned Collateral of such Class A Subsidiary Guarantor, the Borrower hereby agrees to cause each Class A Subsidiary Guarantor to execute and deliver to the Agent a Subsidiary Guaranty and a Security Agreement, together with all financing statements, supplements, amendments, certificates, documents and notices as reasonably requested by the Agent to perfect such Liens, all duly completed and executed to the reasonable satisfaction of the Agent. Each other Guarantor Subsidiary shall execute and deliver to the Agent for the benefit of the Lenders and the Agent a Subsidiary Guaranty to guaranty the full and timely payment and performance of each of the Lender Obligations.

     3.05.  Further Cooperation. (a) The Borrower shall perform, or cause a
            -------------------
Subsidiary Guarantor to perform , on the reasonable request of the Agent and at the Borrower's expense, such acts as may be necessary or advisable to carry out the intent of this Agreement and the other Loan Documents. Without limiting the generality of the preceding sentence, the Borrower shall take all steps reasonably necessary or, in the reasonable opinion of Agent, advisable to grant and convey, or cause the grant and conveyance by a Subsidiary Guarantor, to Agent for the benefit of the Lenders, the L/C Issuer and the Agent a Lien on any and all Assigned Collateral of the Borrower, whether now owned or hereafter acquired, and any and all Subsidiary Assigned Collateral of a Class A Subsidiary Guarantor, whether now owned or hereafter acquired, and to validate or protect any Lien granted to the Agent for the benefit of the Lenders, the L/C Issuer and the Agent in any Assigned Collateral or any Subsidiary Assigned Collateral, or to defeat the assertion by any third parties of any adverse claim with respect to any Assigned Collateral or any Subsidiary Assigned Collateral. Without limiting the generality of the foregoing, from time to time, or at the request of Agent, the Borrower will execute and file, and cause the execution and filing of, as the case may be, such agreements, amendments, supplements, bailee's waivers, landlord's waivers, financing statements, continuation statements, amendments thereto and assignments thereof, and such other instruments and notices, to grant Liens on any Assigned Collateral or any Subsidiary Assigned Collateral, and to perfect, protect or more fully evidence the rights of the Agent, the Lenders and the L/C Issuer under any Security Documents.

            (b) The Borrower hereby authorizes the Agent or any of its designees, and does hereby constitute the Agent the attorney-in-fact of the Borrower, to execute in the name of the Borrower, and to file, one or more financing statements, continuation statements, amendments thereto and/or assignments thereof, relative to all or any of the liens and security interests in favor of the Agent in any of the Assigned Collateral, whether now existing or hereafter created. If the Borrower fails to perform any of its respective agreements or obligations under this Agreement, the Agent or its designee may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the reasonable expenses of the Agent or its designee or assignee incurred in connection therewith shall be payable by the Borrower as provided in Section 10.03 hereof.


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


     Representations and Warranties. The Borrower represents and warrants to the
     ------------------------------
Agent, each of the Lenders and the L/C Issuer as follows in Sections 4.01 through and including Section 4.26.

     4.01.  Organization and Qualification. (a) The Borrower is a corporation
            ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware; the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct; and the Borrower is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 4.01 hereto and in all other jurisdictions
                            -------------
where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except for those jurisdictions where the Borrower's non-qualification would not cause there to be a Material Adverse Change.

            (b) Each Subsidiary of the Borrower is a corporation, business trust or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, as the case may be, shown on Schedule 4.01; each Subsidiary of
                                              -------------
the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct; and each Subsidiary of the Borrower is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 4.01 hereto and in all other jurisdictions
                            -------------
where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except for those jurisdictions where such Subsidiary's non-qualification would not cause there to be a Material Adverse Change.

     4.02.  Capitalization and Ownership. As of August 31, 1997, the authorized
            ----------------------------
Capital Stock of the Borrower consists of 18,000,000 shares of common stock of which 8,632,272 shares were issued and outstanding and 2,000,000 shares of preferred stock none of which was issued or outstanding. All of the Capital Stock of the Borrower has been validly issued and is fully paid and nonassessable. Except as set forth in Schedule 4.02, there are no options,
                                       -------------
warrants or other rights outstanding to purchase any such Capital Stock.

     4.03.  Subsidiaries. Except for the Subsidiaries and investments in other
            ------------
Persons set forth in Schedule 4.03, the Borrower does not own directly or
                     -------------
indirectly any capital stock of any other Person, is not a partner (general or limited) of any partnership, is not a party to any joint venture and does not own (beneficially or of record) any equity interest or similar interest in any other Person.

     4.04.  Power and Authority. The Borrower has full power to enter into,
            -------------------
execute, deliver, carry out and perform this Agreement and the Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party and all such actions have been duly authorized by all necessary corporate proceedings on its part.

     4.05.  Validity and Binding Effect. This Agreement has been, and each Loan
            ---------------------------
Document, when executed and delivered by the Borrower, will have been, duly and validly executed and delivered by the Borrower. This Agreement, each of the other Loan Documents executed and delivered by the Borrower pursuant to the provisions hereof and each of the other Loan Documents executed and delivered by the Borrower will constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforceability of any of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

     4.06.  No Conflict. (a)  Neither the execution and delivery by the Borrower
            -----------
of this Agreement or the Loan Documents to which the Borrower is a party nor the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or thereof by the Borrower will (a) conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, by-laws or other organizational documents of the Borrower or (ii) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, which conflict, default or breach would cause a Material Adverse

Change, or (b) result in the creation or enforcement of any Lien upon any property (now or hereafter acquired) of the Borrower (other than the Permitted Liens).

            (b) Neither the execution and delivery by a Subsidiary Guarantor of a Subsidiary Guaranty, a Subsidiary Security Agreement or the other Security Documents to which such Subsidiary Guarantor is a party nor the consummation of the transactions contemplated by this Agreement or the other Loan Documents nor compliance with the terms and provisions hereof or thereof by such Subsidiary Guarantor will (a) conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the articles of incorporation, by-laws or other organizational documents of such Subsidiary or (ii) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which such Subsidiary is a party or by which it is bound or to which it is subject, which conflict, default or breach would cause a Material Adverse Change, or (b) result in the creation or enforcement of any Lien upon any property (now or hereafter acquired) of such Subsidiary (other than the Permitted Liens).

     4.07.  Litigation. Except for the litigation set forth on Schedule 4.07,
            ----------                                         -------------
there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, or any Subsidiary of the Borrower, at law or equity before any Official Body which individually or in the aggregate, if adversely determined would be likely to result in any Material Adverse Change. Neither Borrower nor any Subsidiary of the Borrower is in violation of any order, writ, injunction or decree of any Official Body which could be expected to result in any Material Adverse Change.

     4.08.  Financial Statements.
            --------------------

            (i)  Financial Statements. The Borrower has delivered to the Agent
                 --------------------
the consolidated financial statements of the Borrower and its Subsidiaries for the period ended July 31, 1997. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries in all material respects and the results of their operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP throughout the period included.

            (ii) Accuracy of Financial Statements. The Borrower and its
                 --------------------------------
Subsidiaries have no liabilities, contingent or otherwise, that are not disclosed in the financial statements referred to in clause (i) above and that would be required to be disclosed in accordance with GAAP, except for those incurred since the date of such financial statements in the ordinary course of business.

     4.09.  Margin Stock. Neither the Borrower, nor any of its Subsidiaries,
            ------------
engage or intend to engage principally, or as one of its important activities, in the business of incurring indebtedness or extending credit to others (including, without limitation, any of the Subsidiaries of the Borrower) for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of any Margin Regulation). No part of the proceeds of any Revolving Credit Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others (including, without limitation, any of its Subsidiaries) for the purpose of purchasing or carrying any margin stock or to refund or retire Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the Margin Regulations of the Board of Governors of the Federal Reserve System. The Borrower does not intend to hold, and shall not permit its Subsidiaries to hold, margin stock.

     4.10.  Full Disclosure. Neither this Agreement nor any Loan Document, nor
            ---------------
any certificate, statement, agreement or other document furnished to the Agent, the L/C Issuer or any Lender in connection herewith or therewith, contains any misstatement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, which has not been set forth in this Agreement or the Loan Documents or in the certificates, statements, agreements or other documents furnished in writing to the Agent, the Lenders or the L/C Issuer prior to or at the date hereof in connection with the transactions contemplated hereby and thereby.

     4.11.  Tax Returns and Payments. The Borrower is a member of an affiliated
            ------------------------
group of companies which file consolidated federal tax returns. All such federal tax returns that are required by law to be filed, have been filed or properly extended. All taxes, assessments and other governmental charges levied upon members of such affiliated group or any of their respective properties, assets, income or franchises which are due and payable have been paid in full other than (i) those presently payable without penalty or interest, (ii) those which are being contested in good faith by appropriate proceedings and (iii) those which, if not paid, would not, in the aggregate, constitute a Material Adverse Change; and as to each of items (i), (ii) and (iii) the affiliated group has established reserves for such claim as have been determined to be adequate by application of GAAP consistently applied. There are no agreements or waivers extending the statutory period of limitations applicable to any consolidated federal income tax return of the Borrower and its consolidated Subsidiaries for any period, except as set forth on Schedule 4.11.

     4.12.  Consents and Approvals. No consent, approval, exemption, order or
            ----------------------
authorization of, or a registration or filing with any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the Loan Documents to which the Borrower or any Subsidiary Guarantor is a party, except for the financing statements requested to be filed by the Agent and the continuation statements with respect to such UCC financing statements which are not yet required to be filed and except as listed on Schedule 4.12 attached hereto, all
                                             -------------
of which items set forth on Schedule 4.12 shall have been obtained or made on or
                            -------------
prior to the Closing Date.

     4.13.  No Event of Default; Compliance with Instruments. No event has
            ------------------------------------------------
occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or a Default. Neither the Borrower nor any of its Subsidiaries is in violation of (i) any term of its certificate of incorporation, by-laws or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

     4.14.  Compliance with Laws. The Borrower and its Subsidiaries are in
            --------------------
compliance in all material respects with all applicable Laws (other than Environmental Laws) in all jurisdictions in which the Borrower, and its Subsidiaries, are presently or will be doing business except where the failure to do so would not, individually or in the aggregate, constitute a Material Adverse Change.

     4.15.  Investment Company; Public Utility Holding Company. Neither the
            --------------------------------------------------
Borrower nor any Subsidiary Guarantor is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended from time to time, and shall not become such an "investment company" or under such "control." Neither the Borrower nor any Subsidiary Guarantor is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning the Public Utility Holding Company Act of 1935, as amended from time to time. The Borrower is not subject to any Law of any Official Body (in each case whether United States federal, state or local, or other) having jurisdiction over the Borrower, which purports to restrict or regulate its ability to borrow money, or to extend or obtain credit, or to pledge any of the Assigned Collateral or its interests in the Loan Disbursement Account. No Subsidiary Guarantor is subject to any Law of any Official Body (in each case whether United States federal, state or local, or other) having jurisdiction over such Subsidiary Guarantor which purports to restrict or regulate its ability to borrow money, or to extend or obtain credit, or to pledge its Subsidiary Assigned Collateral.

     4.16.  Plans and Benefit Arrangements. Except as set forth on Schedule 4.16
            ------------------------------                         -------------
hereto:

            (i) The Borrower and each member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited

Transaction with respect to any Benefit Arrangement or any Plan (other than a Multiemployer Plan) or, to the knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and, to the knowledge of Borrower, each Multiemployer Plan, the Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC (other than for premiums not yet due) and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

            (ii) To the best of the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

            (iii) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

            (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

            (v) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

            (vi) To the extent that any Benefit Arrangement is insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods ending through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions, to the extent required by applicable Law or the terms of such Benefit Arrangement to be paid for all periods ending through and including the Closing Date.

     4.17.  Title to Properties. The Borrower and each of its Subsidiaries have
            -------------------
good title to, or a valid leasehold interest in, all their respective real and personal property, except to the extent the failure to have such title or leasehold interests is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Change, and none of such property is subject to any Lien except Permitted Liens.

     4.18.  Insurance. There are in full force and effect for the benefit of the
            ---------
Borrower and its Subsidiaries insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and its Subsidiaries in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries. No notice has been given or claim made and to the knowledge of the Borrower, no grounds exist, to cancel or void any of such policies or bonds or to reduce the coverage provided thereby.

     4.19.  Employment Matters. The Borrower and each Subsidiary of the Borrower
            ------------------
are in compliance with all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts (the "Labor Contracts") and all applicable federal, state and local labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would not constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or, to the knowledge of the Borrower, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any Subsidiary of the Borrower which in any case would constitute a Material Adverse Change. All payments due from Borrower or any of its Subsidiaries on account of employee health and welfare insurance which could reasonably be expected to have a Material Adverse Change if not paid have been paid or accrued as a liability on the books of Borrower or such Subsidiary.

     4.20.  Environmental Matters. Except as disclosed on Schedule 4.20 hereto:
            ---------------------                         -------------

            (i) The Borrower has not received any Environmental Complaint from any Official Body or private person alleging that the Borrower, any Subsidiary of the Borrower or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. (S)9601, et seq., in connection with the
                                              -- ---
Property which Environmental Complaint is reasonably expected to result in any Material Adverse Change, and the Borrower has no reason to believe that such an Environmental Complaint is reasonably likely to be received. There are no pending or, to the knowledge of the Borrower, threatened Environmental Complaints relating to the Borrower, any

Subsidiary of the Borrower or, to the Borrower's knowledge, without any inquiry, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions in connection with the Property, which Environmental Complaints are reasonably expected to result in any Material Adverse Change.

            (ii) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to result in a Material Adverse Change, there are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under the Property or, to the knowledge of the Borrower, without any inquiry at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property.

            (iii) Neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws, other than such containment or use which individually and in the aggregate is not reasonably likely to result in any Material Adverse Change. There are no processes, facilities, operations, equipment or any other activities at, on or under the Property, or, to the Borrower's knowledge, without any inquiry, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances on to the Property in violation of the Environmental Laws, except to the extent that such releases or threatened releases are not likely to result in a Material Adverse Change.

            (iv) There are no underground storage tanks, or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that are not in compliance with all Environmental Laws, other than those with respect to which the failure to comply with Environmental Laws is not reasonably likely, either individually or in the aggregate, to result in a Material Adverse Change, and there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not been either abandoned in place, or removed, in accordance with the Environmental Laws, other than those with respect to which the failure to comply with Environmental Laws is not reasonably likely, either individually or in the aggregate, to result in a Material Adverse Change.

            (v) The Borrower and each Subsidiary of the Borrower have all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the respective businesses of the Borrower and each Subsidiary of the Borrower as presently conducted, other than those with respect to which the failure to comply with Environmental Laws is not reasonably likely, either individually or in the aggregate, to result in a Material Adverse Change. The Borrower and each Subsidiary of the Borrower have submitted all notices, reports and other filings required by the Environmental Laws to be submitted to an

Official Body which pertain to past and current operations on the Property, except for any failure to submit which would not be reasonably likely to result in a Material Adverse Change.

            (vi) Except for violations which individually and in the aggregate are not likely to result in a Material Adverse Change, all past and present on-site generation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste has been done in accordance with the Environmental Laws.

     4.21.  Senior Debt Status. The obligations of the Borrower under this
            ------------------
Agreement and the Notes rank at least pari passu in priority of payment with all
                                      ---- -----
other Indebtedness of the Borrower except Indebtedness of the Borrower to the extent secured by Permitted Liens. The obligations of a Subsidiary Guarantor under a Subsidiary Guaranty executed by such Subsidiary Guarantor rank at least pari passu in priority of payment with all other Indebtedness of such Subsidiary
---- -----
Guarantor except Indebtedness of such Subsidiary Guarantor to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower or any of its Subsidiaries which secures Indebtedness or other obligations of any Person except for Permitted Liens.

     4.22.  Solvency of Borrower. On the date hereof, and as of the date of each
            --------------------
advance of the Revolving Credit Loan and issuance or renewal of any Letter of Credit, as the case may be, and after giving effect to such advance or the issuance or renewal of a Letter of Credit, each of the Borrower and each Subsidiary Guaranty is, and will be, Solvent.

     4.23.  Burdensome Restrictions. No contract, lease, agreement or other
            -----------------------
instrument to which Borrower or any of its Subsidiaries is a party or is bound and no provision of applicable law or governmental regulation would reasonably be expected to have a Material Adverse Change.

     4.24.  Brokers. No broker or finder acting on behalf of Borrower brought
            -------
about the obtaining, making or closing of the loans made pursuant to this Agreement, and Borrower has no obligation to any other Person in respect of any finder's or brokerage fees in connection with the loans contemplated by this Agreement.

     4.25.  Liens. Assuming the filing of all requisite financing statements,
            -----
the Liens granted to the Agent for the benefit of the Agent, the Lenders and the L/C Issuer pursuant to the Security Documents will at the Closing Date be fully perfected first priority Liens in and to the collateral described therein.

     4.26.  No Material Adverse Change. No event has occurred since July 31,
            --------------------------
1997 and is continuing which has had or would reasonably be expected to have a Material Adverse Change.


                                   ARTICLE V
             CONDITIONS OF LENDING OR ISSUANCE OF LETTER OF CREDIT
             -----------------------------------------------------

     The obligation of each Lender to make the Revolving Credit Loans hereunder, or of the L/C Issuer to issue Letters of Credit hereunder, is subject to the performance by the Borrower of its obligations to be performed hereunder at or prior the making of any such Revolving Credit Loans, or the issuance of any such Letter of Credit, as the case may be, and to the satisfaction of the following further conditions.

     5.01.  Conditions to Initial Borrowings. On the Closing Date the following
            --------------------------------
actions shall be completed or satisfied to the sole satisfaction of the Agent:

            (a) The representations and warranties of the Borrower contained in Article IV and in the other Loan Documents executed and delivered by the Borrower or any of its Subsidiaries in connection with the Closing shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific date or times referred to therein), and the Borrower, and each Subsidiary of the Borrower which has executed any Loan Documents, shall have performed, observed and complied with all covenants and conditions hereof and contained in the other Loan Documents; no Event of Default or Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent, for the benefit of each Lender, the L/C Issuer and the Agent, a certificate of the Borrower, dated the Closing Date and signed by the chief executive officer and president or chief financial officer of the Borrower, to each such effect.

            (b) There shall be delivered to the Agent for the benefit of each Lender and the L/C Issuer a certificate dated the Closing Date and signed by the secretary or an assistant secretary of the Borrower, certifying as appropriate as to:

                 (i) all corporate action taken by the Borrower in connection with this Agreement and the other Loan Documents;

                 (ii) the names, offices and titles of the Borrower's officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and the identities of the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the other Loan Documents and the true signatures of such officers, on which the Agent, each Lender and the L/C Issuer may conclusively rely;

                 (iii) (A) copies of the Borrower's organizational documents, including its articles of incorporation as in effect on the Closing Date certified by the Secretary of State of its incorporation as well as a copy of the Borrower's by-laws, and (B) a certificate as to the continued existence and good standing of the Borrower issued by the Secretary of State of its incorporation, and (C) a certificate concerning the due qualification of the Borrower as a foreign corporation authorized to due business, and the good standing of the Borrower, issued by the Secretary of State of each jurisdiction shown on Schedule 4.01;
                                         -------------

                 (iv) all corporate or partnership action taken by each Subsidiary Guarantor in connection with each Subsidiary Guaranty, each Subsidiary Security Agreement and the other Loan Documents;

                 (v) the names, offices and titles of each Subsidiary Guarantor's officer or officers authorized to sign each Subsidiary Guaranty, each Subsidiary Security Agreement, if appropriate, and the other Loan Documents and the true signatures of such officer or officers and the identities of the Authorized Officers permitted to act on behalf of each Subsidiary Guarantor for purposes of each Subsidiary Guaranty, each Subsidiary Security Agreement, if appropriate, and the other Loan Documents and the true signatures of such officers, on which the Agent, each Lender and the L/C Issuer may conclusively rely; and

                 (vi) (A) copies of each Subsidiary Guarantor's organizational documents, as in effect on the Closing Date certified, by the secretary of state of the state of its organization and (B) a certificate as to the continued existence and good standing of each Subsidiary Guarantor issued by the secretary of state of the state of its organization, (C) a certificate concerning the due qualification of each Subsidiary Guarantor as a foreign Person authorized to due business, and the good standing of such Subsidiary Guarantor, issued by the Secretary of State of each jurisdiction shown on Schedule 5.01(b) to this Agreement and (D) if
                           ----------------
     appropriate, a certified copy of the filed fictitious name registration (if required by applicable law).

            (c) This Agreement and the other Loan Documents required by the Agent to be executed and delivered by the Borrower or a Subsidiary of the Borrower at the Closing shall have been duly executed and delivered by the Borrower to the Agent for the benefit of the Lenders, the L/C Issuer and the Agent.

            (d) There shall be delivered to the Agent for the benefit of each Lender a written opinion of Morgan, Lewis and Bockius, LLP, special counsel for the Borrower and the Subsidiary Guarantors dated the Closing Date and in form and substance reasonably satisfactory to the Agent and its counsel as to the matters set forth on Exhibit "G":
                     -----------

            (e) All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents (including without limitation the filing of all financing statements required to perfect the Liens of the Agent in the Assigned Collateral and the Subsidiary Assigned Collateral) shall be in form and substance satisfactory to the Agent and its counsel, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

            (f) No Material Adverse Change shall have occurred since July 31, 1997; and there shall be delivered to the Agent for the benefit of each Lender, the L/C Issuer and the Agent a certificate of the Borrower dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to each such effect.

            (g) The Borrower shall deliver evidence acceptable to the Agent that adequate insurance in compliance with Section 6.05 hereof is in full force and effect.

            (h) All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 4.12 shall have been obtained.
                                    -------------

            (i) The making and/or continuance of any Loan, or the issuance of a Letter of Credit, or the pledge of any Lien in the Assigned Collateral or the Subsidiary Assigned Collateral shall not contravene any Law applicable to the Borrower, any Subsidiary Guarantor, any of the Agent, the Lenders or the L/C Issuer.

            (j) Except as set forth on Schedule 4.07, no action, suit, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court or other Official Body (i) with respect to the Borrower or its Subsidiaries or this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby to enjoin, restrain or prohibit, or to obtain damages in respect of, their performance under this Agreement or any other Loan Documents or the consummation of the transactions contemplated hereby or thereby or (ii) which in the reasonable opinion of Agent would have a Material Adverse Change.

            (k) The Agent and its counsel shall have received UCC lien search reports of filings against the Borrower and each Subsidiary Guarantor and tax lien and judgment searches relating to the Borrower and each Subsidiary Guarantor which are satisfactory in form and substance to the Lender.

            (l) The Agent and its counsel shall have received executed financing statements (Form UCC-1), on or prior to the Closing Date, substantially in the form of Exhibit "H" or in such other form as the Agent may
                             -----------
reasonably request, naming Borrower as the debtor and Agent, for the benefit of Agent, the Lenders and the L/C Issuer as the secured party, or other similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Agent's interests in the Receivables originated and Inventory owned by the Borrower and proceeds thereof; and the Agent and its counsel shall have received executed financing statements (Form UCC-1), filed on or prior to the Closing Date, substantially in the form of Exhibit "K" or in such other form as
                                           -----------
the Agent may reasonably request, naming the Subsidiary Guarantor as the debtor and Agent, for the benefit of Agent, the Lenders and the L/C Issuer as the secured party, or other similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Agent's interests in the Receivables originated and Inventory owned by the Subsidiary Guarantor and proceeds thereof.

            (m) The Agent and its counsel shall have received duly executed landlord waivers and bailee waivers, in form and substance satisfactory to Agent, concerning locations at which Inventory of the Borrower or a Subsidiary Guarantor is located; provided however; if such landlord waivers and bailee
                      ----------------
waivers are not available on the Closing Date, the Borrower shall cause such landlord waivers and bailee waivers to be delivered to the Agent not later than ninety (90) days after the Closing Date.

            (n) The Agent shall have received evidence that the Credit Agreement dated as of December 1, 1995 among the Borrower, the financial institution party thereto and PNC Bank, as agent has been terminated and all amounts due thereunder have been paid in full.

            (o) The Agent on its own behalf and on behalf of the Lenders and the L/C Issuer shall be in receipt of all Fees due and payable on or prior to the Closing Date and all reimbursable expenses incurred on or prior to the Closing Date.

            (p) All matters and circumstances set forth as qualifications, limitations, exceptions, additional matters or other materials set forth in the Schedules hereto provided by or on behalf of the Borrower or its Subsidiaries shall be acceptable to the Agent, the L/C Issuer and the Lenders in their reasonable discretion.

     5.02.  Each Additional Revolving Credit Loan or Issuance of a Letter of
            ----------------------------------------------------------------
Credit. At the time of making any Revolving Credit Loans or the issuance of, or
------
renewal of, a Letter of Credit and after giving effect to the proposed borrowings or issuance:

            (a)  the representations and warranties of the Borrower contained in
Article IV hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the earlier of: (x) the date of such additional Revolving Credit Loan or issuance of a Letter of Credit or (y) the specific dates or times referred to therein, with the same effect as though such representations and warranties have been made on and as of such date;

            (b) the Borrower shall have performed and complied in all material respects with all covenants and conditions hereof;

            (c) no Default or Event of Default shall have occurred and be continuing or shall exist;

            (d) the making of any Loan or the issuance of any Letter of Credit shall not contravene any Law applicable to the Borrower, any of the Lenders or the L/C Issuer;

            (e) the Borrower shall have delivered to the Agent a duly executed and completed Loan Request and with respect to the issuance of a Letter of Credit, the Borrower shall have complied with the reasonable requirements of the L/C Issuer not inconsistent with the terms hereof.

            (f) Total Utilization shall not exceed the aggregate Revolving Credit Commitments; provided, however, that prior to the advance of any Loan on
                    --------  -------
a Borrowing Date the proceeds of which will repay any Unreimbursed L/C Draw, for the purpose of calculating Total Utilization and compliance with this Subsection 5.02(f) on such date, the existing Total Utilization immediately prior to such advance shall be reduced pro tanto by the dollar amount of the Loans to be
                         --- -----
advanced on such Borrowing Date which will be used to repay any outstanding Unreimbursed L/C Draws.

     5.03.  Location of Closing. The Closing shall take place at 11:00 A.M.,
            -------------------
Pittsburgh time, on the Closing Date at the offices of Tucker Arensberg, P.C., 1500 One PPG Place, Pittsburgh, Pennsylvania 15222, or at such other time and place as the parties agree.

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS
                             ---------------------


     The Borrower covenants and agrees that, until payment in full of the Loans and interest thereon, payment in full of all Letter of Credit reimbursement obligations and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitments, and the expiration and cancellation of all Letters of Credit issued hereunder, the Borrower shall comply, or cause compliance, at all times with the affirmative covenants set forth in Sections 6.01 through and including Section 6.14.

     6.01.  Preservation of Existence, etc. (a) The Borrower shall maintain its
            -------------------------------
corporate existence and its license or qualification and its good standing in the state of its incorporation and in each other jurisdiction in which its ownership or lease of property or the nature of its businesses makes such license or qualification necessary (except for such other jurisdictions in which such failure to be so licensed or qualified individually and in the aggregate would not result in a Material Adverse Change).

            (b) Each Subsidiary of the Borrower shall maintain its corporate existence and its license or qualification and its good standing in the state of its incorporation and in each other jurisdiction in which its ownership or lease of property or the nature of its businesses makes such license or qualification necessary (except for such other jurisdictions in which such failure to be so licensed or qualified individually and in the aggregate would not result in a Material Adverse Change).

     6.02.  Reporting Requirements. The Borrower will maintain, and will cause
            ----------------------
its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will set aside on its books all such proper reserves as shall be required by GAAP. Further, the Borrower will:

            (i) deliver to the Agent within forty-five (45) days after the end of each Fiscal Quarter in each Fiscal Year of the Borrower, (A) consolidated balance sheet as at the end of such period for the Borrower and its Subsidiaries, (B) consolidated statements of income for such period for the Borrower and its Subsidiaries and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period, (C) consolidated statements of cash flow for such period for the Borrower and its Subsidiaries and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period, and (D) consolidated statements of shareholders equity for such period for the Borrower and its Subsidiaries and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period; and with each financial statement described in clauses (A) through (D) of this Section 6.02(i), each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding Fiscal Year; and all such statements shall be prepared in reasonable detail and certified, subject to changes resulting from year-end adjustments, by the chief financial officer of the Borrower;

            (ii) deliver to the Agent within 90 days after the end of each Fiscal Year of the Borrower, (A) consolidated balance sheets as at the end of such year for the Borrower, (B) consolidated statements of income for such year for the Borrower, (C) consolidated statements of cash flow for such year for the Borrower, and (D) consolidated statements of shareholders equity for such year for the Borrower; and with each financial statement described in clauses (A) through (D) of this Section 6.02(ii), each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding Fiscal Year for the Borrower; and all such financial statements shall present fairly in all material respects the financial position of the Borrower and its consolidated subsidiaries, as at the dates indicated and the results of its operations and its cash flow for the periods indicated, in conformity with GAAP; and the Borrower shall cause each of the consolidated financial statements described in clauses (A) through (D) of the Section 6.02(ii) to be certified without limitation as to scope by Coopers & Lybrand L.L.P. or other independent certified public accountants acceptable to the Required Lenders;

            (iii) deliver to the Agent, together with each delivery of financial statements pursuant to items (i) and (ii) above, a Compliance Certificate of the Borrower substantially in the form of Exhibit "F" hereto, properly completed,
                                      -----------
(A) stating (1) that the Borrower has reviewed the terms of the Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and (2) that the Borrower does not have knowledge of the existence, as at the date of such Compliance Certificate, of any condition or event which constitutes an Event of Default or a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and
(B) demonstrating in reasonable detail compliance as at the end of such accounting period with the restrictions contained in Sections 7.12, 7.13, 7.14 and 7.15 hereof;

            (iv) upon request of the Agent, deliver to the Agent as soon as it becomes available, but in no event later than October 15 of each Fiscal Year of the Borrower, a capital budget and financial forecast of the Borrower and its Subsidiaries for such Fiscal Year of the Borrower; and promptly give written notice to the Agent of the occurrence of any event or condition that has resulted in a material variance from the capital budget or operating budget in effect for such Fiscal Year, but in no event shall any such notice be given later than five (5) days after such determination is made;

            (v) promptly give written notice to the Agent of the happening of any event (which is known to the Borrower or should reasonably be known to the Borrower) which constitutes an Event of Default or a Default hereunder, but in no event shall any such notice be given later than five (5) days after the Borrower knows or should have known of such event;

            (vi) promptly give written notice to the Agent of any pending or, to the knowledge of the Borrower, overtly threatened claim in writing, litigation or threat of litigation which arises between the Borrower, or any of its Subsidiaries, and any other party or parties (including, without limitation, any Official Body) which claim, litigation or threat of litigation, individually or in the aggregate, is reasonably likely to cause a Material Adverse Change, any such notice to be given not later than five (5) days after any of the Borrower becomes aware of the occurrence of any such claim, litigation or threat of litigation;

            (vii) promptly deliver to the Agent, but in no event later than ten
(10) days after the Borrower, or any of its Subsidiaries, receives, copies of
(A) all management letters and other reports submitted to the Borrower, or a Subsidiary of the Borrower, by independent certified public accountants in connection with an annual or interim audit of the books of the Borrower, or a Subsidiary of the Borrower made by such accountants which sets forth issues concerning material deviations by the Borrower and/or one or more of its Subsidiaries from GAAP and/or generally accepted auditing standards, (B) all reports, notices and proxy statements sent by the Borrower to its shareholders and (C) all regular and periodic reports and definitive proxy materials (including but not limited to Forms 10-K, 10-Q and 8-K) filed by the Borrower with any securities exchange or the Federal Securities and Exchange Commission;

            (viii) deliver to the Agent within forty-five (45) days after the end of each fiscal quarter in each fiscal year of a Class A Subsidiary Guarantor, (A) a balance sheet as at the end of such period for such Class A Subsidiary Guarantor, (B) a statement of income for such period for such Class A Subsidiary Guarantor and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, (C) a statement of cash flow for such period for such Class A Subsidiary Guarantor and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, and (D) a statement of shareholders equity (or similar statement for a partnership) for such period of such Class A Subsidiary Guarantor and, in the case of the second, third and fourth quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period; and with each financial statement described in clauses
(A) through (D) of this Section 6.02(ix), each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding fiscal year of such Class A Subsidiary Guarantor; and all such statements shall be prepared in reasonable detail and certified, subject to changes resulting from year-end adjustments, by the chief financial officer or general partner, as the case may be, of such Class A Subsidiary Guarantor;

            (ix) deliver to the Agent within 90 days after the end of each fiscal year of each Subsidiary Guarantor, (A) a balance sheet as at the end of such year for such Subsidiary Guarantor and for each Subsidiary Guarantor which is a Class A Subsidiary Guarantor (B) a statement of income for such year for such Class A Subsidiary Guarantor, (C) a statement of cash flow for such year for such Class A Subsidiary Guarantor, and (D) a statement of shareholders equity (or similar statement for a partnership) for such year of such Class A Subsidiary Guarantor; and with each financial statement described in clauses (A) through (D) of this Section 6.02(x), each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding fiscal year for such Subsidiary Guarantor; and shall prepare, or cause to be prepared, each of the financial statements described in clauses (A) through (D) of this
Section 6.02(x) in reasonable detail; and all such financial statements shall present fairly in all material respects the financial position of such Subsidiary Guarantor, as at the dates indicated and, where applicable, the results of its operations and its cash flow for the periods indicated, in conformity with GAAP; and

            (x) such other reports and information as the Agent or the Required Lenders may from time to time reasonably request.

     6.03.  Notices Regarding Plans and Benefit Arrangements.
            ------------------------------------------------

            (a) Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) shall be given to the Agent by the Borrower of:

                 (i) any Reportable Event with respect to the Borrower or any member of the ERISA Group,

                 (ii) any Prohibited Transaction which could subject the Borrower or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder, if such tax and/or penalty is reasonably likely to result in a Material Adverse Change,

                 (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                 (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                 (v) any cessation of operations (by the Borrower of any member or the ERISA Group) at a facility in the circumstances described in
     Section 4062(e) of ERISA,

                 (vi) withdrawal by the Borrower or any member of the ERISA Group from a Multiple Employer Plan,

                 (vii) a failure by the Borrower or any member of the ERISA Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

                 (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                 (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

            (b) Promptly after receipt thereof, copies of (i) all notices received by the Borrower or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (ii) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any member of the ERISA Group in which any of their respective personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan shall be given to the Agent by the Borrower.

            (c) Promptly upon the filing thereof, copies of any PBGC Form 200, 500, 600 or 601, or any successor form, filed with the PBGC in connection with the termination of any Plan.

     6.04.  Payment of Liabilities, Including Taxes, etc. The Borrower shall
            ---------------------------------------------
duly pay and discharge, and shall cause its Subsidiaries to pay and discharge timely (subject, where applicable, to specified grace periods and, in the case of trade payables, to normal payment practices), all liabilities which singularly are in excess of $100,000 or which in the aggregate exceed $500,000 to which they are subject or which are asserted against them, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon them or any of their properties, assets, income or profits, prior to the date on which penalties attach thereto; provided however,
                                                              -------- -------
the Borrower may chose not to pay any such liabilities, including taxes, assessments or charges, if the same are being contested in good faith and for which such reserves (including reserves for any additional amounts which would be payable as a result of the failure to discharge timely any such liabilities) or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

     6.05.  Maintenance of Insurance. The Borrower shall insure, and shall cause
            ------------------------
its Subsidiaries to insure, their respective properties and assets against loss or damage in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Borrower shall comply with all of the terms and provisions of any Security Document executed by the Borrower concerning the maintenance of insurance with respect to any collateral granted to or for the benefit of the Lenders and the L/C Issuer thereunder. The Borrower will furnish to the Agent on the Closing Date and thereafter simultaneously with the delivery of the annual financial information delivered pursuant to Section 6.02(ii) a certificate of the Borrower executed by an Authorized Officer of the Borrower certifying that such insurance is in force, is adequate in nature and amount and complies with the Borrower's obligations under this Section 6.05.

     6.06.  Maintenance of Properties and Leases. The Borrower, and its
            ------------------------------------
Subsidiaries, shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to their respective businesses, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

     6.07.  Maintenance of Permits and Franchises.  The Borrower, and its
            -------------------------------------
Subsidiaries, shall maintain in full force and effect all franchises, permits and other authorizations necessary for the ownership and operation of their respective properties and business if the failure so to maintain the same, individually or in the aggregate, would constitute a Material Adverse Change.

     6.08.  Visitation Rights. The Borrower shall permit, and shall cause its
            -----------------
Subsidiaries to permit, any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of the properties of the Borrower, or a Subsidiary of the Borrower, and to examine and make excerpts from its books and records and discuss its respective business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower, or the Subsidiary of the Borrower, as the case may be, and the Agent with reasonable notice prior to any visit or inspection and only the Agent and its authorized employees or representatives are permitted to conduct audits.

     6.09.  Keeping of Records and Books of Account. The Borrower, and its
            ---------------------------------------
Subsidiaries, shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower and its Subsidiaries, and in which full, true and correct entries shall be made in all material respects of all their respective dealings and business and financial affairs.

     6.10.  Plans and Benefit Arrangements. The Borrower shall, and shall cause
            ------------------------------
each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

     6.11.  Compliance with Laws. The Borrower, and its Subsidiaries, shall
            --------------------
comply with all applicable Laws (other than Environmental Laws) in all respects, provided that they shall not be deemed to be a violation of this Section 6.11 if any failure to comply with any Law would not result in fines, penalties, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

     6.12.  Use of Proceeds. The Borrower will use the proceeds of the Loans
            ---------------
only for lawful purposes in accordance with Section 2.16 hereof as applicable and such uses shall not contravene any applicable Law or any other provision hereof. The Borrower will permit the use of the Letters of Credit only for lawful purposes in accordance with Section 2.17 hereof as applicable, and such uses shall not contravene any applicable Law or any other provision hereof.

     6.13.  Environmental Laws. (i) The Borrower and its Subsidiaries, shall
            ------------------
comply in all material respects, subject to the disclosure set forth in Schedule 4.20, with all Environmental Laws and shall obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws;

            (ii) The Borrower, and its Subsidiaries, shall conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Official Bodies respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate and lawful proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, required by GAAP shall have been made; and

            (iii) The Borrower shall defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of any Official Bodies related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

     6.14.  Senior Debt Status. The obligations of the Borrower under this
            ------------------
Agreement and the Notes will rank at least pari passu in priority of payment
                                           ---- -----
with all other Indebtedness of the Borrower except Indebtedness of the Borrower to the extent secured by Permitted Liens. The obligations of a Subsidiary Guarantor under the Subsidiary Guaranty, the Subsidiary Security Agreement and other Security Documents executed by it will rank at least pari passu in
                                                           ---- -----
priority of payment with all other Indebtedness of such Subsidiary Guarantor except Indebtedness of such Subsidiary Guarantor to the extent secured by Permitted Liens.


                                  ARTICLE VII
                              NEGATIVE COVENANTS
                              ------------------


     The Borrower covenants and agrees that, until payment in full of the Loans and interest thereon, payment in full of all Letter of Credit reimbursement obligations and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitments, and the expiration and cancellation of all Letters of Credit issued hereunder, the Borrower shall comply, or cause the compliance, with the negative covenants set forth in Sections 7.01 through and including Section 7.17.

     7.01.  Indebtedness. The Borrower, and its Subsidiaries, shall not at any
            ------------
time, create, incur, assume or suffer to exist any Indebtedness (including Indebtedness secured by Permitted Liens), except:

            (i)   Indebtedness under the Loan Documents;

            (ii)  Existing Indebtedness as set forth on Schedule 7.01 hereto
                                                        -------------
     (including any extensions or renewals thereof provided there is no increase in the amount thereof or other significant change in the terms thereof);

            (iii) Indebtedness of a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower or the Indebtedness of the Borrower to a Subsidiary of the Borrower including, without limitation, the Indebtedness evidenced by the Subordinated Notes;

            (iv) Indebtedness with respect to foreign exchange hedging transactions entered into in the ordinary course of business to manage foreign currency risk for the Borrower and/or one or more of its Subsidiaries;

            (v) Indebtedness with respect to oil hedging contracts entered into in the ordinary course of business to manage oil price risk for the Borrower and/or one or more of its Subsidiaries;

            (vi)  Indebtedness incurred pursuant to Interest Hedge Agreements;

            (vii) Other Indebtedness not covered by clauses (i) through (v) above of this Section 7.01 provided that (A) the principal amount of such indebtedness is not due and payable until after the Expiration Date in effect when such Indebtedness is incurred, (B) the terms of such Indebtedness are no more restrictive, taken as a whole, than the terms hereof and (C) on the date such Indebtedness is incurred there is a permanent reduction of the Revolving Credit Commitments in an amount equal to the amount of such Indebtedness;

            (viii) Other Indebtedness not covered by items (i) through (vii) above, provided that the aggregate amount of such Indebtedness permitted by this item (viii) shall not exceed $10,000,000 at any one time outstanding; and

            (ix) Indebtedness evidenced by the Senior Notes; provided that on and after October 1, 1997, the principal amount of such Indebtedness shall not exceed $3,000,000.

     7.02.  Liens. The Borrower, and its Subsidiaries, shall not at any time
            -----
create, incur, assume or suffer to exist any Lien on any of their respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

     7.03.  Loans, Acquisitions and Investments. The Borrower, and its
            -----------------------------------
Subsidiaries, shall not at any time make any loan or advance to, or purchase or otherwise acquire any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or assets of, or any other investment or interest in, or make any capital contribution to, any other person, or agree to or become liable to do any of the foregoing, except:

            (i) trade credit extended on usual and customary terms in the ordinary course of business;

            (ii) fixed assets, equipment or Inventory acquired in the ordinary course of business;

            (iii) loans and advances to employees to meet expenses incurred by such employees in the ordinary course of business, including without limitation relocation expenses;

            (iv)  Cash Equivalents;

            (v) investments, capital contributions and advances by the Borrower in existence as of the date hereof, which investments, capital contributions and advances are set forth on Schedule 7.03 hereof;
                                                 -------------

            (vi) investments and capital contributions by the Borrower in, and loans and advances by Borrower to, a third Person so long as after giving effect to each such investment or capital contribution the Borrower shall not have caused a violation of Sections 7.01, 7.02, 7.08, 7.09, 7.12, 7.13, 7.14, 7.15 or 7.16;

            (vii) loans, advances and capital contributions by a Subsidiary of the Borrower to the Borrower or any of the Borrower's other Subsidiaries or loan, advances and capital contributions by the Borrower to any of its Subsidiaries; and

            (viii) Borrower or any Subsidiary may acquire the assets or voting securities of any other Person provided that (A) at the time of such acquisition no Default or Event of Default shall have occurred and be continuing or be caused by such acquisition, (B) the acquired Person, if any, shall become a Guarantor Subsidiary and , if required pursuant to the terms of Section 3.04 shall become a Class A Guarantor Subsidiary, and shall execute all Loan Documents required of a Guarantor Subsidiary, (C) the acquisition shall not be contested by such Person or the holders of its equity securities and (D) the Borrower shall have provided the Agent with pro forma historical financial information which demonstrate to the reasonable satisfaction of the Lenders that such acquisition will not violate any covenants of this Agreement.

     7.04.  Liquidations, Mergers and Consolidations. The Borrower shall not,
            ----------------------------------------
and shall not permit any Subsidiary of Borrower to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or sell, lease, transfer, or otherwise dispose of, all or substantially all of its assets, provided that:
        --------

            (i) any Subsidiary of Borrower may consolidate or merge into the Borrower or another Subsidiary of the Borrower;

            (ii) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary of the Borrower; and

            (iii) the Borrower or any Subsidiary may consolidate or merge with any Person, provided that (A) if the Borrower is a party to such merger or consolidation, the Borrower be the surviving Person, (B) at the time of the consolidation or merger no Default or Event of Default shall have occurred and be continuing or be caused by such consolidation or merger, (C) the surviving Person, if not the Borrower, shall become a Guarantor Subsidiary and , if required pursuant to the terms of Section 3.04 shall become a Class A Guarantor Subsidiary, (D) the consolidation or merger shall not be contested by such Person or the holders of its equity securities and (E) the Borrower shall have provided the Agent with pro forma historical financial information which demonstrate to the reasonable satisfaction of the Lenders that such merger or consolidation will not violate any covenants of this Agreement.

     7.05.  Dispositions of Assets or Subsidiaries. Excluding the payment of
            --------------------------------------
cash as consideration for assets purchased by, or services rendered to, the Borrower or any Subsidiary, neither the Borrower nor any of its Subsidiaries shall sell, convey, assign, lease, or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock, shares or beneficial interests or partnership interests in Subsidiaries), except:

            (i) any sale, transfer or disposition of surplus, obsolete or worn out assets of the Borrower or a Subsidiary;

            (ii) any sale, transfer or lease of Inventory by the Borrower or any Subsidiary of the Borrower in the ordinary course of business;

            (iii) any sale, transfer or lease of assets by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower or by the Borrower to any Subsidiary of the Borrower;

            (iv) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iii) above, which in any one sale, transfer or lease of assets, or in any number of sales, transfers or leases of assets occurring in any consecutive twelve month period, involves the sale, transfer or lease of not more than 10% of the Consolidated Net Worth of the Borrower (measured with respect to a series of sales, transfers or leases of assets on the day of the first sale); or

            (v) any absolute sale or assignment of accounts in connection with a Securitization, provided that (A) such transaction, except for the customary exceptions, is nonrecourse to the Borrower or its Subsidiaries,
     (B) on the date of each such transaction the Revolving Credit Commitments are permanently reduced by a Dollar amount equal to the Maximum Purchase Commitment of such transaction and (C) such Securitization be "off balance sheet" for financial reporting purposes in accordance with GAAP.

     7.06.  Affiliate Transactions. Except as set forth on Schedule 4.02 and as
            ----------------------                         -------------
set forth on Schedule 7.06, neither the Borrower nor any Subsidiary of the
             -------------
Borrower shall enter into or carry out any material transaction (including, without limitation, purchasing property or services or selling property or services) with an Affiliate unless such transaction is not otherwise prohibited by this Agreement or the other Loan Documents, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

     7.07.  Subsidiaries, Partnerships and Joint Ventures. (i) Except as
            ---------------------------------------------
permitted by Section 7.03, neither the Borrower nor any Subsidiary of the Borrower shall own or create any Subsidiaries other than those listed in
Schedule 4.03 or 7.03; and (ii) neither the Borrower nor any Subsidiary of the
---------------------
Borrower shall become or agree to become a general partner in any general or limited partnership or a joint venturer in any joint venture, without the consent of the Required Lenders, such consent not to be unreasonably withheld.

     7.08.  Continuation of or Change in Business. Neither the Borrower nor any
            -------------------------------------
Subsidiary of the Borrower shall engage in any business other than the business activities of such Persons substantially as conducted and operated by the Borrower and its Subsidiaries during the Fiscal Year ended July 31, 1997, and the Borrower shall not permit any material change in such business.

     7.09. Plans and Benefit Arrangements. The Borrower shall not, and shall not permit any member of the ERISA Group to:

            (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

            (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

            (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

            (iv) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

            (v) withdraw (completely or partially) from any Multiemployer Plan or be deemed under Section 4062(e) of ERISA to withdraw from any Multiple
                        ---------------
     Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

            (vi) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

            (vii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

            (viii) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

     7.10.  Fiscal Year. Neither the Borrower nor any Subsidiary of the Borrower
            -----------
shall change its Fiscal Year from a period beginning August 1 and ending on the immediately succeeding July 31.

     7.11.  Changes in Organizational Documents. The Borrower shall not, and
            -----------------------------------
shall not permit any Guarantor Subsidiary of Borrower to, amend in any respect its certificate or articles of incorporation without providing at least thirty
(30) calendar days' prior written notice to the Agent and the Lenders and, in the event such change would be materially adverse to the Lenders as determined by the Agent in its sole but reasonable discretion, obtaining the prior written consent of the Required Lenders.

     7.12.  Minimum Consolidated Tangible Net Worth. The Borrower will not at
            ---------------------------------------                        --
any time on and after November 1, 1997 permit its Consolidated Tangible Net
--------
Worth to be less than an amount equal to the sum of (i) 85% of the Consolidated Tangible Net Worth as of October 31, 1997, plus (ii) 50% of the positive net income for each Fiscal Quarter ending after October 31, 1997 of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied, plus (iii) all increases to equity from the issuance by the Borrower after July 31, 1997 of further equity securities or other equity capital investments.

     7.13.  Interest Coverage. The Borrower shall not permit its ratio, measured
            -----------------
on a rolling four Fiscal Quarter basis, of EBITDA to Cash Interest Expense as of the end of each Fiscal Quarter to be less than 3.5 to 1.0.

     7.14.  Leverage Ratio. The Borrower shall not permit its Consolidated Total
            --------------
Indebtedness to EBITDA Ratio to exceed 3.0 to 1.0.

     7.15. Operating Leases. The Borrower and its Subsidiaries may not incur
           ----------------
operating leases which in the aggregate require rental payments in a Fiscal Year to exceed $5,000,000.

     7.16.  Limitation on Negative Pledge Clauses. Neither the Borrower nor any
            -------------------------------------
of its Subsidiaries shall enter into any agreement with any Person (other than the Lenders pursuant hereto) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     7.17.  No Changes. The Borrower shall not, and shall not permit any
            ----------
Subsidiary Guarantor to change the name, identity or corporate or other organizational structure of the Borrower or any Subsidiary Guarantor in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the Subsidiary Guaranty or the transactions contemplated hereby or thereby seriously misleading within the meaning of
Section 9-402(7) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Agent prior thirty (30) day written notice thereof, and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading as required by the Security Agreement or the Subsidiary Security Agreement, as the case may be.


                                 ARTICLE VIII
                                    DEFAULT
                                    -------


     8.01.  Events of Default.  An "Event of Default" shall mean the occurrence
            -----------------       ----------------
or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

            (a) (i) The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity whether by acceleration or otherwise) when due, or (ii) the Borrower shall fail to pay any Unreimbursed L/C Amount when due, or (iii) the Borrower shall fail to pay any interest on any Loan, any Unreimbursed L/C Draw or any other amount owing hereunder or under any other Loan Documents after such interest, or other amount becomes due in accordance with the terms hereof or thereof and such failure shall continue for a period of five (5) days;

            (b) Any representation or warranty made at any time by the Borrower herein or in any other Loan Document or by a Subsidiary Guarantor in any Loan Document executed by such Subsidiary Guarantor, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

            (c) The Borrower shall default in the observance or performance of any covenant contained in Sections 6.13 or 6.14 or Article VII hereof;

            (d) The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof, or of any other Loan Document and, if remediable, such default shall continue unremedied for a period of thirty (30) days after any officer of the Borrower becomes aware of the occurrence thereof; or a Subsidiary Guarantor shall default in the observance or performance of any other covenant, condition or provision contained in a Subsidiary Guaranty, Subsidiary Security Agreement or any other Loan Document executed by such Subsidiary Guarantor, and such default shall continue unremedied for a period of thirty (30) days after any officer of such Subsidiary Guarantor becomes aware of the occurrence thereof;

            (e) A default or event of default shall occur at any time under the terms of any agreements involving Indebtedness under which the Borrower or any Subsidiary of the Borrower may be obligated as borrower, guarantor or otherwise in excess of Five Million Dollars ($5,000,000) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default causes the acceleration of any such Indebtedness or such breach or default permits the acceleration of any Indebtedness;

            (f) Any judgments or orders for the payment of money in excess of Two Million Dollars ($2,000,000) in the aggregate shall be entered against the Borrower or any of its Subsidiaries, by a court having jurisdiction in the premises which judgments are not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the respective date of entry;

            (g) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof (except to the extent that enforceability of any of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance) or shall in any way be terminated (except in accordance with terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby in all material respects;

            (h) A notice of lien, levy or assessment in excess of Two Million Dollars ($2,000,000) in the aggregate is filed of record with respect to all or any part of the assets of the Borrower or a Subsidiary Guarantor by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts in excess of Two Million Dollars ($2,000,000) owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable, or if such notice is filed or such payment is not so made, unless the Borrower or such Subsidiary Guarantor (i) contests such lien, assessment, tax or debt in good faith by appropriate and lawful proceedings diligently conducted but only so long as such proceedings could not subject the Agent, the Lenders or the L/C Issuer to any criminal penalties, or could not result in or involve any risk of loss, sale or forfeiture of any Assigned Collateral or the Subsidiary Assigned Collateral, as the case may be, or any risk of loss of the first priority interest of the Agent in the Assigned Collateral or the Subsidiary Assigned Collateral, as the case may be, (ii) establishes such reserves or other appropriate provisions, if any, as shall be required by GAAP and (iii) pays such lien, assessment, tax or debt in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

            (i) The Borrower, or a Subsidiary Guarantor, ceases to be Solvent or admits in writing its inability to pay debts as they mature;

            (j) Any of the following occurs: (i) any Reportable Event, which constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan and, in the case of the occurrence of (i),
(ii), (iii) or (iv) of this Section 8.01(j), the amount of Borrower's liability or the liability of the other members of the ERISA Group is likely to exceed five percent (5%) of the Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any member of the ERISA Group shall withdraw (or shall be treated under Section 4062(e) of ERISA as having withdrawn) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

            (k) The Borrower, or a Subsidiary Guarantor, is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not stayed or dismissed within thirty (30) days after the entry thereof;

            (l) (i) any person or group of persons (within the meaning of Sections 13(g) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 35% or more of the voting Capital Stock of the Borrower;

                  (ii) within a period of twelve (12) consecutive months, individuals who were directors of the Borrower on the first day of such period and/or individuals who become directors of the Borrower pursuant to a nomination or election that was recommended or approved by the individuals who were directors on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

                  (iii) the Borrower or a Subsidiary shall own less than 100% of the voting Capital Stock or voting partnership or other equity interest of any Subsidiary Guarantor;

            (m) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower, or a Subsidiary Guarantor, in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower, or a Subsidiary Guarantor, for any substantial part of such Person's property, or for the winding-up or liquidation of such Person's affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;

            (n) The Borrower, or a Subsidiary Guarantor, shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay debts as they become due, or shall take any action in furtherance of any of the foregoing;

            (o) any of the Security Documents shall cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction; or any Lien granted to the Agent for the benefit of the Lenders, the L/C Issuer and the Agent pursuant to any such Security Document ceases to be a Lien with the priority as represented and warranted in such Security Document; or

            (p) any garnishment proceeding concerning a sum in excess of Two Million Dollars ($2,000,000) shall be instituted by attachment, levy or otherwise, against any deposit account maintained by the Borrower or a Subsidiary Guarantor with any Lender.

     8.02.  Consequences of Event of Default.
            --------------------------------

            (a) If an Event of Default specified in any of items (a) through (l) or item (o) or (p) of Section 8.01 hereof shall occur and be continuing, the Lenders shall be under no further obligation to make Loans hereunder, the L/C Issuer shall be under no further obligation to issue or amend Letters of Credit hereunder and the Agent may, and upon the request of the Required Lenders shall, by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders, the Agent and the L/C Issuer hereunder and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender, the Agent and the L/C Issuer without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

            (b) If any Event of Default specified in item (m) or (n) of Section
8.01 hereof shall occur, the Lenders shall be under no further obligations to make Loans hereunder, the L/C Issuer shall be under no further obligation to issue or amend Letters of Credit hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders, the Agent and the L/C Issuer hereunder and under the other Loan Documents shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; further, during the thirty (30) day period referred to in item (m) the Lenders shall be under no further obligation to make Loans and the L/C Issuer shall be under no further obligation to issue or amend Letters of Credit hereunder; and

            (c) If an Event of Default shall occur and be continuing, any Lender to whom any obligation is owed by the Borrower hereunder or under any other Loan Document, of such Lender and any branch, subsidiary or affiliate of such Lender anywhere in the world shall each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Revolving Credit Loans and all other obligations of the Borrower hereunder or under any other Loan Document, any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Lender or such branch, subsidiary or affiliate. Such right shall exist in each case whether or not any Lender or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any other security, right or remedy available to any Lender or the Agent; and

            (d) In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent and the Lenders shall have all of the rights and remedies of a creditor under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent and the Lenders under the Loan Documents or applicable Law.

            (e) Upon the occurrence of any Event of Default described in the foregoing Sections 8.01(m) or (n) or upon the declaration by the Required Lenders of any other Event of Default and the termination of the Revolving Credit Commitments, the obligation of the L/C Issuer to issue or amend Letters of Credit shall terminate, the L/C Issuer or the Agent may provide written demand to any beneficiary of a Letter of Credit to present a draft against such Letter of Credit, and an amount equal to the maximum amount which may at any time be drawn under the Letters of Credit then outstanding (whether or not any beneficiary of such Letters of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under the Letters of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided that the foregoing shall not affect in any way the obligations of the Lenders to purchase from the L/C Issuer participation in the unreimbursed amount of any drawings under the Letters of Credit as provided in Section 2.17(c). So long as the Letters of Credit shall remain outstanding, any amounts declared due pursuant to this
Section 8.02(e) with respect to the outstanding Letters of Credit when received by the Agent shall be deposited and held by the Agent in an interest bearing account denominated in the name of the Agent for the benefit of the Agent, the Lenders and the L/C Issuer over which the Agent shall have sole dominion and control of withdrawals (the "Cash Collateral Account") as cash collateral for the obligation of the Borrower to reimburse the L/C Issuer in the event of any drawing under the Letters of Credit and upon any drawing under such Letters of Credit in respect of which the Agent has deposited in the Cash Collateral Account any amounts declared due pursuant to this Section 8.02(e), the Agent shall apply such amounts held by the Agent to reimburse the L/C Issuer for the amount of such drawing. In the event that any Letter of Credit in respect of which the Agent has deposited in the Cash Collateral Account any amounts described above is cancelled or expires or in the event of any reduction in the maximum amount available at any time for drawing under the

Letters of Credit outstanding, the Agent shall apply the amount then in the Cash Collateral Account designated to reimburse the L/C Issuer for any drawings under the Letters of Credit less the maximum amount available at any time for drawing under the Letters of Credit outstanding immediately after such cancellation, expiration or reduction, if any, to the payment in full of the outstanding Lender Obligations, and second, to the payment of any excess, to the Borrower.


                                  ARTICLE IX
                                   THE AGENT
                                   ---------


     9.01.  Appointment and Grant of Authority. (a) Each of the Lenders and the
            ----------------------------------
L/C Issuer hereby appoints PNC Bank, National Association, and PNC Bank, National Association, hereby agrees to act, as the Agent under this Agreement and the other Loan Documents. The Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to it by the terms hereof or thereof, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders and the L/C Issuer, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

            (b) The Lenders and the L/C Issuer appoint and authorize the Agent, and the Agent hereby accepts the appointment and authorization to act as agent of, and bailee, for the Lenders and the L/C Issuer to hold for their collective benefit the Assigned Collateral and the Subsidiary Assigned Collateral. The Agent, in its capacity of agent and bailee as set forth in the immediately preceding sentence, shall not commingle the proceeds realized from any enforcement action against any of the Assigned Collateral or the Subsidiary Assigned Collateral with any asset or account of the Agent, and such proceeds shall be held in trust for the benefit of the Lenders and the L/C Issuer and shall be applied pursuant to the terms hereof.

     9.02.  Delegation of Duties. The Agent may perform any of its duties
            --------------------
hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of duties as the Agent hereunder) and, subject to Sections 9.07 and 10.03 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to duties hereunder and to rely upon any advice so obtained.

     9.03.  Reliance by Agent on Lenders for Funding. Unless the Agent shall
            ----------------------------------------
have received notice from a Lender prior to any Borrowing Date that such Lender will not make available to the Agent such Lender's portion of net disbursements of Revolving Credit Loans, the Agent may assume that such Lender has made such portion available to the Agent and the Agent may, in reliance upon such assumption, make

Revolving Credit Loans to the Borrower. If and to the extent that such Lender has not made such portion available to the Agent on or prior to any Borrowing Date, such Lender and the Borrower severally agree to repay to the Agent immediately upon demand, in immediately available funds, such unpaid amount, together with interest thereon for each day from the applicable Borrowing Date until such amount is repaid to the Agent, at (i) in the case of the Borrower, at the rate of interest then in effect for such loan and (ii) in the case of such Lender, at the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute a Revolving Credit Loan made by such Lender for purposes of this Agreement. The failure by any Lender to pay its portion of a Revolving Credit Loan made by the Agent shall not relieve any other Lender of the obligation to pay its portion of net disbursements of Revolving Credit Loans on any Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make its net share of Revolving Credit Loans to be made by such other Lender on such Borrowing Date.

     9.04.  Non-Reliance on Agent. Each Lender and the L/C Issuer agree that
            ---------------------
(i) it has, independently and without reliance on the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and (ii) that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein or under any other Loan Document, the Agent shall have no duty to keep the Lenders or the L/C Issuer informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any of its Subsidiaries. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender or the L/C Issuer for its failure to relay or furnish to the Lender any information.

     9.05.  Responsibility of Agent and Other Matters.
            -----------------------------------------

            (a)  Ministerial Nature of Duties. As between the Lenders, the L/C
                 ----------------------------
Issuer and itself, the Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article IX. The duties of the Agent shall be ministerial and administrative in nature.

            (b)  Limitation of Liability. As between the Lenders, the L/C Issuer
                 -----------------------
and itself, neither the Agent nor any of its respective directors, officers, employees or agents shall be liable, in the absence of gross negligence or willful misconduct, for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agent, nor any of its directors, officers, employees or its agents, shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectability of any amounts owed by the Borrower to the Agent, the Lenders or the L/C Issuer, (iii) the truthfulness of any recitals or statements or representations or warranties made to the Agent or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets or liabilities or financial condition or results of operations or business or creditworthiness of the Borrower or any of its Subsidiaries.

            (c)  Reliance. The Agent shall be entitled to act, and shall be
                 --------
fully protected in acting upon, any telegram, telex, teletype, telecopy, bank wire or cable or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employee agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower.

     9.06.  Actions in Discretion of Agent; Instructions from the Lenders. The
            -------------------------------------------------------------
Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein or under any Loan Documents, provided that
                                                                 --------
the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders and the L/C Issuer, subject to Section 9.05(b) hereof. Subject to the provisions of Section 9.05(b), no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     9.07.  Indemnification. To the extent the Borrower does not reimburse and
            ---------------
save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements, shall be borne by the Lenders ratably in accordance with respective Lender's Ratable Share. Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's Ratable Share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's Ratable Share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Lenders, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or in connection with any of the foregoing.

     9.08.  Agent's Rights as a Lender. With respect to the Revolving Credit
            --------------------------
Commitment of the Agent as a Lender hereunder, any Revolving Credit Loans or Swingline Loans of the Agent under this Agreement, the Agent's Ratable Share of any Unreimbursed L/C Draws, the participation of PNC Bank as a Lender and as the L/C Issuer under this Agreement the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, and the issuance of any Letter of Credit under the terms hereof, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the other Loan Documents or any other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent, as the case may be. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower or any of its Subsidiaries, as if PNC Bank were not the Agent.

     9.09.  Notice of Default. The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of an Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default".

     9.10.  Payment to Lenders. Except as otherwise set forth in Section 9.03
            ------------------
hereof, promptly after receipt from the Borrower of any principal repayment of the Revolving Credit Loans or any Unreimbursed L/C Draw, interest due on the Revolving Credit Loans or any Unreimbursed L/C Draws, and any Fees (other than the

Underwriting Fee, the Agent's Fee and the L/C Fronting Fee) or other amounts due under any of the Loan Documents, the Agent shall distribute to each Lender that Lender's Ratable Share of the funds so received except that funds received from the Borrower or a Subsidiary Guarantor to reimburse the L/C Issuer for drawings on Letters of Credit (other than a Lender's Ratable Share of such reimbursement payment to the extent such Lender has complied fully with any funding obligations under Section 2.17(g) hereof) or to fund any risk participant in the Letters of Credit or to pay the L/C Fronting Fee shall be
paid solely for the account of L/C Issuer.   If the Agent fails to distribute
collected funds received by 2:00 P.M. on any Business Day by the end of such Business Day or collected funds received after 2:00 P.M. on any Business Day on the next Business Day the funds shall bear interest until distributed at the Federal Funds Effective Rate. The Agent agrees to make its best efforts to provide telephonic notice to each Lender that it is in receipt of funds from the Borrower and the day on which it will commence a wire transfer of such Lender's share of such funds.

     9.11.  Holders of Notes. The Agent may deem and treat any payee of any Note
            ----------------
as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     9.12.  Equalization of Lenders. Each borrowing and each payment or
            -----------------------
prepayment by, or for the account of, the Borrower with respect to principal, interest, Fees, or other amounts due from the Borrower hereunder to the Lenders with respect to the Revolving Credit Loans, shall (except as provided in Section 2.10, 2.12, 2.17(b) or 9.03 hereof) be made in proportion to the Revolving Credit Loans outstanding from each Lender or, if no such Revolving Credit Loans are then outstanding, in proportion to the Ratable Share of each Lender. Each payment of Unreimbursed L/C Draws shall be made for the account of the L/C Issuer. The Lenders agree among themselves that, with respect to all amounts received by any Lender (in its capacity solely as a Lender) or any such holder for application on any obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interest in payments under the Notes, except as otherwise expressly provided herein. The Lenders or any such holder receiving any such amount shall purchase for cash, from each of the other Lenders, an interest in such Lender's Revolving Credit Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase.

     9.13.  Successor Agent. The Agent may resign as the Agent upon 60 days'
            ---------------
written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint from among the Lenders a successor agent for the Lenders, during such 60-day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein. If at the end of such 60-day period the Lenders have not appointed such a successor, the Agent shall procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein. Any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such 60-day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article IX shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

     9.14.  Calculations. In the absence of gross negligence or willful
            ------------
misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Revolving Credit Loans, fees or any other amounts due to the Lenders or the L/C Issuer under this Agreement. In the event an error in computing any amount payable to any Lender or the L/C Issuer is made, the Agent, the Borrower and each affected Person shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

     9.15.  Beneficiaries. Except as expressly provided herein, the provisions
            -------------
of this Article IX are solely for the benefit of the Agent, the Lenders and the L/C Issuer, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                                   ARTICLE X
                              GENERAL PROVISIONS
                              ------------------


     10.01.  Amendments and Waivers. The Required Lenders, or the Agent with the
             ----------------------
consent in writing of the Required Lenders, and the Borrower may, subject to the provisions of this Section 10.01, from time to time enter into written supplemental agreements to this Agreement and the other Loan Documents for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, the Agent or the obligor thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder or consenting to an action of any of the Borrower or any of its Subsidiaries, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall,
            --------  -------
without the consent of all the Lenders:

             (i) waive an Event of Default by the Borrower in any payment of principal and/or interest due hereunder and under any of the Notes;

             (ii) reduce the interest rate relating to the Revolving Credit Loans or change the definition of the terms Base Rate, Prime Rate, Applicable Euro-Rate Margin, Euro-Rate, Euro-Rate Interest Period, Euro-Rate Reserve Percentage or Federal Funds Effective Rate so as to decrease the interest rate relating to the Revolving Credit Loans;

             (iii) change the Expiration Date;

             (iv) release, other than as provided for herein and in the Security Agreement, any Assigned Collateral securing the Indebtedness incurred hereunder, or release, other than as provided for herein and in the applicable Subsidiary Security Agreement, any Subsidiary Assigned Collateral securing the Indebtedness incurred hereunder, or release and discharge any Subsidiary Guaranty;

             (v)   reduce the Commitment Fee, or any Letter of Credit Fee;

             (vi) increase the maximum principal amount of the Revolving Credit Commitment of any Lender, or increase the maximum Stated Amount of Letters of Credit which may be issued and outstanding under the terms hereof;

             (vii)  change the definition of the term Required Lenders; or

             (viii) amend or waive the provisions of this Section 10.01.

     Any such supplemental agreement shall apply equally to each of the Lenders and the L/C Issuer and shall be binding upon the Borrower, the Lenders and the Agent, all future holders of the Notes and all Participants. In the case of any waiver, the Borrower, the Lenders, the L/C Issuer and the Agent shall be restored to former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

     10.02.  Taxes. The Borrower shall pay any and all stamp, document, transfer
             -----
and recording taxes, filing fees and similar impositions payable or hereafter determined by the Agent, the Lenders or the L/C Issuer to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents. The Borrower agrees to save the Agent, the Lenders and the L/C Issuer harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions.

     10.03.  Costs and Expenses, etc. (a)  The Borrower shall:
             -----------------------

             (i) pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with (A) the preparation, negotiation and execution of this Agreement, any other Loan Documents or any instrument or document prepared in connection herewith or therewith; (B) the completion of the Agent's "due diligence" permitted as a condition of the closing set forth in Section 5.01(k); (C) the syndication efforts of the Agent with respect to this Agreement and the commitments hereunder; and (D) the consummation of the transactions contemplated hereby and thereby (including, without limitation, in each case the reasonable fees and out-of-pocket expenses of the counsel to the Agent) and

             (ii) reimburse the Agent, the L/C Issuer and each Lender on demand, for all reasonable out-of-pocket costs and expenses incurred by the Agent, the L/C Issuer or such Lender in connection with the enforcement of or preservation of any of its Liens, rights, powers, interests or remedies under this Agreement or any other Loan Document (including, without limitation, in each case the reasonable fees and out-of-pocket expenses of the respective counsel to the Agent, the L/C Issuer and each Lender).

         (b) All of such costs, expenses and indemnities shall be payable by the Borrower to the Agent, the Lenders or the L/C Issuer as appropriate upon demand or as otherwise agreed upon by the Agent, the Lenders or the L/C Issuer as appropriate and the Borrower, and shall constitute Lender Obligations under this Agreement.

     10.04.  Notices.
             -------

             (a) Notice to the Borrower. All notices required to be delivered to the Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service with all charges prepaid, telex, telegram, telecopier or other means of electronic data communication or by the United States mail, first class, postage prepaid:

                       The Carbide/Graphite Group, Inc.,
                       One Gateway Center
                       19th Floor
                       Pittsburgh, Pennsylvania 15222
                       Attention:   Stephen D. Weaver
                                    Vice President-Finance and
                                    Chief Financial Officer

                       Telephone:   (412) 562-3700
                       Telecopier:  (412) 562-3701

             (b) Notice to the Agent. All notices required to be delivered to
                 -------------------
the Agent pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service with all charges prepaid, telex, telegram, telecopier or other means of electronic data communication or by the United States mail, first class, postage prepaid:

                    PNC Bank, National Association
                    Multibank Loan Administration
                    One PNC Plaza, 4/th/ Floor Annex
                    249 Fifth Avenue
                    Pittsburgh, Pennsylvania  15222
                    Attention:   Arlene M. Ohler,
                                 Vice President
                    Telephone:    (412) 762-3672
                    Telecopier:   (412) 762-8672


             (c) Notice to L/C Issuer. All notices required to be sent to the
                 --------------------
L/C Issuer pursuant to this Agreement shall be in writing and shall be sent to the following address by hand delivery, recognized national overnight courier service with all charges prepaid, telex, telegram, telecopier or other means of electronic data communication or by United States mail, first class postage prepaid:

                    PNC Bank, National Association
                    Multibank Loan Administration
                    One PNC Plaza, 4/th/ Floor Annex
                    249 Fifth Avenue
                    Pittsburgh, Pennsylvania  15265
                    Attention:   Arlene M. Ohler
                                 Vice President
                    Telephone:   (412) 762-3672
                    Telecopier:  (412) 762-8672


             (d) Notice to Lenders. All notices required to be sent to the
                 -----------------
Lenders pursuant to this Agreement shall be in writing and shall be sent to the notice address of each Lender as set forth on such Lender's signature page hereto or such Lender's signature page to the Assignment and Assumption Agreement executed by it as a Purchasing Lender, as the case may be, by hand delivery, overnight courier service with all charges prepaid, telex, telegram, telecopier or other means of electronic data communication or by the United States mail, first class postage prepaid.

     All such notices shall be effective three days after mailing, the date of telecopy transmission or when received, whichever is earlier. The Borrower, the Lenders, the L/C Issuer and the Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     10.05.  Participation and Assignment.
             ----------------------------

             (a) Sale of Participation. (i) Any Lender may, in the ordinary
                 ---------------------
course of its commercial lending business and in accordance with applicable law, and without the consent of the Borrower, at any time sell to one or more Participants (which Participants may be Affiliates of such Lender) Participation in the Revolving Credit Commitment of such Lender or any Revolving Credit Loan, the Note, or other interest of such Lender hereunder. In the event of any such sale of a Participation, such Lender's obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for its performance under this Agreement, such Lender shall remain the holder of the Note made payable to it for all purposes under this Agreement (including all voting rights hereunder) and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.

                  (ii) As between a Participant and that Participant's selling Lender only, the sole issues on which the Participant shall have a contractual right to vote are: (A) an increase in such Lender's Revolving Credit Commitment,
(B) any change of the term Base Rate, Euro-Rate, Euro-Rate Reserve Percentage, or Applicable Euro-Rate Margin so as to decrease the interest rate relating to the Revolving Credit Loans, (C) extension of the term of the Revolving Credit Commitment, or (D) postponement of the scheduled payment of interest or Fees due hereunder.

             (b) Assignments. Subject to the remaining provisions of this
                 -----------
Section 10.05(b), any Lender may at any time, in the ordinary course of its commercial lending business, in accordance with applicable law, sell to one or more Purchasing Lenders (which Purchasing Lender may be affiliates of the Transferor Lender), a portion of its rights and obligations under this Agreement and the Note then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "E" and satisfactory to the Agent, executed
                             -----------
by the Transferor Lender, such Purchase Lender, the Agent and the Borrower; subject, however to the following requirements:

                 (i) The Agent and the Borrower must each give its prior consent to any such assignment which consent shall not be unreasonably withheld; it being agreed that it shall not be deemed unreasonable for the Borrower to decline to consent to such assignment if (A) such assignment would result in incurrence of additional costs to the Borrower under Section 2.10, 2.11 or 2.12, or (ii) the proposed assignee has not provided to the Borrower any tax forms received under Section 10.05(d);

                 (ii) Each such assignment must be in a minimum amount of $10,000,000, or, if in excess of $10,000,000, in integral multiples of $1,000,000; and

                 (iii) each such assignment shall be of a constant, and not a varying, percentage of the Transferor Lender's Revolving Credit Commitment, outstanding Revolving Credit Loans and all other rights and obligations under this Agreement and the other Loan Documents, and

                 (iv) The Transferor Lender shall pay to the Agent, for its own account, a fee of $3,500 for each such assignment (the "Assignment Fee").

     Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, (i) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (ii) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement as a Lender. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Ratable Share arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note held by the Transferor Lender, a new Note to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitment or the Revolving Credit Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and a new Note to the order of the Transferor Lender in an amount equal to the Revolving Credit Commitment or the Revolving Credit Loans retained by it hereunder.

             (c) Assignment Register. The Agent shall maintain at its address
                 -------------------
referred to in Section 10.04(b) a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Revolving Credit Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent, the Lender and the L/C Issuer may treat each Person whose name is recorded in the Register as the owner of the Revolving Credit Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

             (d) Withholding of Income Taxes. At least five Business Days prior
                 ---------------------------
to the first date on which interest or fees are payable hereunder for the account of any Purchasing Lender or Participant, each Purchasing Lender or Participant that is not incorporated under the laws of the United States or a state thereof shall deliver to the Borrower and the Transferor Lender two duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service. Such form shall certify that such Purchasing Lender or Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or under United States Internal Revenue Service Form W-8, or another applicable form or a certificate of such Purchasing Lender or Participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Purchasing Lender or Participant which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and its Transferor Lender two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or its Transferor Lender, either certifying that such Purchasing Lender or Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Borrower, in the case of a Purchasing Lender or Transferor Lender in the case of a Participant shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Purchasing Lender or Participant as the case may be establishes an exemption, or at the applicable reduced rate, as established pursuant to this provisions of this Section 10.05(d).

             (e) Assignments to Federal Reserve Bank. In addition to the
                 -----------------------------------
assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder or under the other Loan Documents.

     10.06.  Successors and Assigns. This Agreement shall be binding upon the
             ----------------------
Borrower and the Agent, the Lenders, the L/C Issuer and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders, the L/C Issuer and respective successors and assigns; provided, however, that the Borrower shall not assign its rights or duties
-----------------
hereunder or under any of the other Loan Documents without the prior written consent of the Lenders.

     10.07.  No Implied Waivers; Cumulative Remedies; Writing Required. No
             ---------------------------------------------------------
course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     10.08.  Severability. Any provision of this Agreement which is prohibited
             ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     10.09.  Indemnity. The Borrower hereby agrees to indemnify the Agent, the
             ---------
Lenders, the Issuing Bank, and the directors, officers, employees, attorneys, agents and Affiliates or all of the foregoing (each of the foregoing an "Indemnified Person") against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any Indemnified Person (except those caused by such Indemnified Person's gross negligence or willful misconduct, ) arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Lender Obligations and any and all transactions related to or consummated in connection with the Lender Obligations, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Indemnified Person arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any Federal securities law or by any Official Body of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Affiliate of the Borrower in any document or schedule filed with the Securities and Exchange Commission or any other Official Body, (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any actual or alleged acts, practices or omissions of the Borrower, any Subsidiary Guarantor, or any of their respective directors, officers, partners, employees, attorneys, agents or Affiliates, related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth in this
Section 10.9 shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Lenders or the Issuing Bank, or at common law or otherwise. The provisions of this Section 10.9 shall survive the payment of the Lender Obligations and the termination of this Agreement and the other Loan Documents.

     10.10.  Confidentiality. The Agent, the Lenders and the Issuing Bank shall
             ---------------
keep confidential and not disclose to any Person, other than to their respective directors, officers, employees, Affiliates and agents, and to actual and potential Purchasing Lenders and Participants, all non-public information concerning the Borrower and the Borrower's Affiliates which comes into the possession of the Agent, the Lenders or the Issuing Bank during the term hereof. Notwithstanding the foregoing, the Agent, the Lenders and the Issuing Bank may disclose information concerning the Borrower (i) in accordance with normal banking practices and the Agent's, such Lender's or the Issuing Bank's policies concerning disclosure of such information in connection with syndication or sales of Participations, subject to informing the recipient of such information of the duties of confidentiality hereunder, (ii) pursuant to what the Agent, such Lender or the Issuing Bank believes to be the lawful requirements or request of any Official Body regulating banks or banking, (iii) as required by governmental regulation or rule, judicial process or subpoena; provided however, if permitted by law, the Agent or such Lender shall notify the Borrower and permit the Borrower, at the Borrower's cost, to contest such subpoena; and (iv) to their respective attorneys, accountants and auditors who have been informed of the confidentiality hereunder.

     10.11.  Survival. All representations, warranties, covenants and agreements
             --------
of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Notes and the Letters of Credit and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of all the Notes and the Lender Obligations is made. The obligations of the Borrower under Sections 6.13, 10.02 and 10.03 shall survive the termination of this Agreement and the discharge of the other obligations of the Borrower hereunder, and any other Loan Documents, and shall also survive the payment in full of all Lender Obligations, the termination of the Revolving Credit Commitment in accordance with the provisions of this Agreement and the termination or expiration of all Letters of Credit in accordance with their respective terms.

     10.12.  GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE
             -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

     10.13.  FORUM. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING
             -----
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING

AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN SECTION 10.04, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON
                                                                     ---------
CONVENIENS, ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER VENUE OR ANY OBJECTION
----------
THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE AGENT, THE LENDERS OR THE L/C ISSUER CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR PAYMENT TO THE LENDERS. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 10.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

     10.14.  Non-Business Days. Whenever any payment hereunder or under the
             -----------------
Notes is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest in connection with such payment.

     10.15.  Integration. This Agreement and the other Loan Documents constitute
             -----------
the entire agreement between the parties relating to this financing transaction and they supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

     10.16.  Headings. Article, Section and other headings used in this
             --------
Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

     10.17.  Counterparts. This Agreement and any amendment hereto may be
             ------------
executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

     10.18.  Funding by Branch, Subsidiary or Affiliate.
             ------------------------------------------

             (a) Notional Funding. Each Lender shall have the right from time
                 ----------------
to time, without notice to the Borrower, to deem any branch, subsidiary or affiliate (which for the purposes of this Section 10.18 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Revolving Credit Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office) and as a result of such change the Borrower would not be under any greater financial obligation to such Lender hereunder, pursuant to Section 2.08, 2.10, 2.11 or 2.12 hereof than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to a Lender's actual methods of making, maintaining or funding the Revolving Credit Loans or any sources of funding actually used by or available to such Lender.

             (b) Actual Funding. Each Lender shall have the right from time to
                 --------------
time to make or maintain any Revolving Credit Loan by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such Revolving Credit Loan subject to the last sentence of this Section 10.18(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Revolving Credit Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Revolving Credit Loans to the same extent as if such Revolving Credit Loans were made or maintained by such Lender but in no event shall any Lender's use of such a branch, subsidiary or affiliate to make or maintain any part of the Revolving Credit Loans hereunder cause such Lender or such branch, subsidiary or affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any such Lender (including, without limitation, any expenses incurred or payable pursuant to Section 2.08, 2.10,
2.11 or 2.12 hereof) which would otherwise not be incurred.

     10.19.  WAIVER OF JURY TRIAL. THE BORROWER, EACH LENDER, THE AGENT AND THE
             --------------------
ISSUING BANK EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, THE LENDERS, THE AGENT, THE ISSUING BANK OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY,

AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Revolving Credit and Letter of Credit Issuance Agreement to be executed by their respective duly authorized officers as of the date first written above.

                                  Borrower:

                                  THE CARBIDE/GRAPHITE GROUP, INC.,
                                  a Delaware corporation


                                  By:  /s/ Stephen D. Weaver
                                     --------------------------------------
                                     Name:  Stephen D. Weaver
                                     Title: Vice President Finance and
                                            Chief Financial Officer


                                  Agent and L/C Issuer:


                                  PNC BANK, NATIONAL ASSOCIATION,
                                  in its capacity as the Agent and L/C Issuer


                                  By:  /s/ Mark W. Rutherford
                                     --------------------------------------
                                     Name:  Mark W. Rutherford
                                     Title: Vice President

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Revolving Credit and Letter of Credit Issuance Agreement by and among The Carbide/Graphite Group, Inc., the Lenders parties hereto, PNC Bank, National Association, in its capacity as L/C Issuer, and PNC Bank, National Association, in its capacity as Agent, to be executed by its duly authorized officer as of the date first written above.

                                    Lender:

Revolving Credit                    PNC BANK, NATIONAL ASSOCIATION
 Commitment:      $125,000,000

Ratable Share: 100%

                                    By:  /s/ Mark W. Rutherford
                                       --------------------------------------
                                       Name:  Mark W. Rutherford
                                       Title: Vice President

Address for notice purposes:

If by other means:

     PNC Bank, National Association
     Metals Group
     One PNC Plaza, 2/nd/ Floor
     249 Fifth Avenue
     Pittsburgh, Pennsylvania 15222
     Attention:   Mark W. Rutherford
                  Vice President
     Telephone:   (412) 762-6278
     Telecopier:  (412) 762-6484